Exhibit 99.2
EXPLANATORY NOTE
This Exhibit 99.2 contains certain retrospective revisions that have been made to the consolidated financial statements of SmartStop Self Storage REIT, Inc. (the “Company”) that were previously contained in its Annual Report on Form
10-K
for the year ended December 31, 2024 (the “2024 Form
10-K”)
to reflect a
one-for-four
reverse stock split of all outstanding shares of common stock. The Company has updated the consolidated financial statements and accompanying footnotes that were contained in the 2024 Form
10-K
to reflect the retrospective effect of the reverse stock split. Revisions to the 2024 Form
10-K
included in this Exhibit 99.2 as noted above supersede the corresponding portions of the 2024 Form
10-K.
All other information in the 2024 Form
10-K
remains unchanged. This Exhibit 99.2 does not otherwise modify or update the disclosures therein in any way, nor does it reflect any subsequent information or events, other than as discussed in the Reverse Stock Split section of Note 1 and as required to reflect the changes described above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2024

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
SmartStop Self Storage REIT, Inc.
Ladera Ranch, California
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of SmartStop Self Storage REIT, Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, comprehensive income (loss), equity and temporary equity, and cash flows for each of the three years in the period ended December 31, 2024, and the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-2

Real Estate Purchase Price Allocation
As described in Note 3 of the Company’s consolidated financial statements, the Company completed the acquisition of eight self-storage properties for $187.1 million during the year ended December 31, 2024. The Company allocates the purchase price of an asset acquisition to the tangible and intangible assets acquired and the liabilities assumed based on their relative fair values as of the acquisition date. The fair value of these assets and liabilities were determined as of the acquisition dates using multiple valuation techniques.
We identified the estimation of the fair values of the land and buildings used in the real estate purchase price allocations as a critical audit matter because of the level of judgment required to estimate the fair values of the acquired land and buildings. Auditing the fair value measurements involved especially subjective auditor judgments due to the nature and extent of audit effort required, including the use of personnel with specialized knowledge and skills.
The primary procedures we performed to address this critical audit matter included:

•	Utilizing personnel with specialized knowledge and skills in valuation to compare independent market data to management’s selected comparable sales.

•
Utilizing personnel with specialized knowledge and skills in valuation to assess the fair value of acquired buildings by performing an independent cost approach and comparing the independently computed cost to build with management’s fair value determination.

/s/ BDO USA, P.C.
We have served as the Company’s auditor since 2017.
Costa Mesa, California
March 12, 2025, except for the effects of the reverse stock split described in Note 1, as to which the date is March 21, 2025

F-3

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31,
	2024	2023
ASSETS
Real estate facilities:
Land	$480,539	$430,869
Buildings	1,516,095	1,401,981
Site improvements	94,562	91,896

	2,091,196	1,924,746
Accumulated depreciation	(305,132)	(255,844)

	1,786,064	1,668,902
Construction in process	9,503	5,977

Real estate facilities, net	1,795,567	1,674,879
Cash and cash equivalents	23,112	45,079
Restricted cash	6,189	8,348
Investments in unconsolidated real estate ventures (Note 4)	38,797	35,832
Investments in and advances to Managed REITs	57,722	34,391
Deferred tax assets	4,310	4,450
Other assets, net	33,538	21,701
Intangible assets, net of accumulated amortization	6,766	1,170
Trademarks, net of accumulated amortization	15,700	15,771
Goodwill	53,643	53,643
Debt issuance costs, net of accumulated amortization	6,723	377

Total assets	$2,042,067	$1,895,641

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Debt, net	$1,317,435	$1,087,401
Accounts payable and accrued liabilities	38,113	28,978
Due to affiliates	362	416
Distributions payable	9,257	9,156
Deferred tax liabilities	5,954	6,194

Total liabilities	1,371,121	1,132,145

Commitments and contingencies (Note 12)
Redeemable common stock	62,042	71,277
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively, with aggregate liquidation preferences of $203,400 and $203,151 at December 31, 2024 and December 31, 2023, respectively	196,356	196,356
Equity:
SmartStop Self Storage REIT, Inc.:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 21,970,817 and 22,190,284 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	89	89
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 2,038,466 and 2,028,457 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	8	8
Additional paid-in capital	895,118	894,857
Distributions	(382,160)	(324,191)
Accumulated deficit	(185,649)	(167,270)
Accumulated other comprehensive income	(1,708)	847

Total SmartStop Self Storage REIT, Inc. equity	325,698	404,340

Noncontrolling interests in our Operating Partnership	86,470	91,488
Other noncontrolling interests	380	35

Total noncontrolling interests	86,850	91,523

Total equity	412,548	495,863

Total liabilities, temporary equity and equity	$2,042,067	$1,895,641

See notes to consolidated financial statements.

F-
4

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Revenues:
Self storage rental revenue	$209,579	$206,494	$191,750
Ancillary operating revenue	9,397	8,827	8,446
Managed REIT Platform revenues	11,383	11,906	7,819
Reimbursable costs from Managed REITs	6,647	5,765	4,628

Total revenues	237,006	232,992	212,643

Operating expenses:
Property operating expenses	70,684	65,363	58,437
Managed REIT Platform expenses	3,982	3,365	2,485
Reimbursable costs from Managed REITs	6,647	5,764	4,628
General and administrative	29,948	27,452	28,254
Depreciation	55,175	53,636	49,418
Intangible amortization expense	935	6,594	15,201
Acquisition expenses	413	193	888
Contingent earnout adjustment	—	—	1,514
Write-off of equity interest and preexisting relationships upon acquisition of control	—	—	2,050

Total operating expenses	167,784	162,367	162,875
Gain on equity interests upon acquisition	—	—	16,101

Income from operations	69,222	70,625	65,869
Other income (expense):
Equity in earnings (losses) from investments in JV Properties	(1,380)	(1,625)	(760)
Equity in earnings (losses) from investments in Managed REITs	(1,414)	(1,273)	(930)
Other, net	(1,282)	(231)	(998)
Interest income	3,247	3,360	1,838
Interest expense	(72,325)	(61,805)	(41,512)
Loss on debt extinguishment	(471)	—	(2,393)
Income tax (expense) benefit	(1,484)	2,596	555

Net income (loss)	(5,887)	11,647	21,669
Net (income) loss attributable to noncontrolling interests	266	(1,893)	(2,847)
Less: Distributions to preferred stockholders	(12,758)	(12,500)	(12,500)

Net income (loss) attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(18,379)	$(2,746)	$6,322

Net income (loss) per Class A & Class T share – basic	$(0.78)	$(0.13)	$0.26
Net income (loss) per Class A & Class T share – diluted	$(0.78)	$(0.13)	$0.26

Weighted average Class A shares outstanding – basic	22,106,846	22,176,585	20,964,306
Weighted average Class A shares outstanding – diluted	22,106,846	22,176,585	20,993,623
Weighted average Class T shares outstanding – basic	2,032,568	2,025,400	2,020,488
Weighted average Class T shares outstanding – diluted	2,032,568	2,025,400	2,020,488
See notes to consolidated financial statements.

F-
5

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands)

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Net income (loss)	$(5,887)	$11,647	$21,669
Other comprehensive income (loss):
Foreign currency translation adjustment	(3,915)	1,481	(3,832)
Foreign currency hedge contract gains (losses)	3,617	(1,066)	3,355
Interest rate swap and cap contract gains (losses)	(2,606)	(3,594)	4,907

Other comprehensive income (loss)	(2,904)	(3,179)	4,430

Comprehensive income (loss)	(8,791)	8,468	26,099
Comprehensive (income) loss attributable to noncontrolling interests:
Comprehensive (income) loss attributable to noncontrolling interests	615	(1,522)	(3,342)

Comprehensive income (loss) attributable to SmartStop Self Storage REIT, Inc. stockholders	$(8,176)	$6,946	$22,757

See notes to consolidated financial statements.

F-
6

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY AND TEMPORARY EQUITY
(Amounts in thousands, except share and per share data)

	Common Stock
	Class A		Class T
	Number of Shares	Common Stock Par Value	Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Distributions	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total SmartStop Self Storage REIT, Inc. Equity	Noncontrolling Interests	Total Equity	Preferred Stock	Redeemable Common Stock
Balance as of December 31, 2021	19,264,436	$77	2,014,050	$8	$724,739	$(210,965)	$(170,846)	$(280)	$342,733	$64,643	$407,376	$196,356	$71,335
Offering costs	—	—	—	—	(445)	—	—	—	(445)	—	(445)	—	—
Tax withholding (net settlement) related to vesting of restricted stock	(2,228)	—	—	—	(86)	—	—	—	(86)	—	(86)	—	—
Issuance of Class A-1 Units in our Operating Partnership in connection with the contingent earnout related to the Self Administration Transaction	—	—	—	—	—	—	—	—	—	31,514	31,514	—	—
Issuance of noncontrolling interest in SST VI Advisor	—	—	—	—	—	—	—	—	—	1	1	—	—
Changes to redeemable common stock	—	—	—	—	(5,243)	—	—	—	(5,243)	—	(5,243)	—	5,243
Redemptions of common stock	(26,626)	—	(1,174)	—	—	—	—	—	—	—	—	—	—
Issuance of common stock in connection with the SSGT II Merger	2,885,516	12	—	—	168,778	—	—	—	168,790	—	168,790	—	—
Issuance of OP Units in connection with SSGT II Merger	—	—	—	—	—	—	—	—	—	2	2	—	—
Issuance of restricted stock, net of forfeitures	13,851	—	—	—	—	—	—	—	—	—	—	—	—
Distributions ($2.40 per share)	—	—	—	—	—	(55,187)	—	—	(55,187)	—	(55,187)	—	—
Distributions to noncontrolling interests in our Operating Partnership	—	—	—	—	—	—	—	—	—	(7,444)	(7,444)	—	—
Distributions to other noncontrolling interests	—	—	—	—	—	—	—	—	—	(269)	(269)	—	—
Issuance of shares for distribution reinvestment plan	78,415	—	8,512	—	5,243	—	—	—	5,243	—	5,243	—	—
Equity based compensation expense	—	—	—	—	1,298	—	—	—	1,298	2,671	3,969	—	—
Net income attributable to SmartStop Self Storage REIT, Inc. common stockholders	—	—	—	—	—	—	6,322	—	6,322	—	6,322	—	—
Net income attributable to the noncontrolling interests in our Operating Partnership	—	—	—	—	—	—	—	—	—	2,536	2,536	—	—
Net income attributable to other noncontrolling interests	—	—	—	—	—	—	—	—	—	311	311	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	(3,400)	(3,400)	(432)	(3,832)	—	—
Foreign currency forward contract gain	—	—	—	—	—	—	—	2,977	2,977	378	3,355	—	—
Interest rate swap and cap contract gain	—	—	—	—	—	—	—	4,358	4,358	549	4,907	—	—

Balance as of December 31, 2022	22,213,364	$89	2,021,388	$8	$894,284	$(266,152)	$(164,524)	$3,655	$467,360	$94,460	$561,820	$196,356	$76,578

See notes to consolidated financial statements.

F-
7

	Common Stock
	Class A		Class T
	Number of Shares	Common Stock Par Value	Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Distributions	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total SmartStop Self Storage REIT, Inc. Equity	Noncontrolling Interests	Total Equity	Preferred Stock	Redeemable Common Stock

Balance as of December 31, 2022	22,213,364	$89	2,021,388	$8	$894,284	$(266,152)	$(164,524)	$3,655	$467,360	$94,460	$561,820	$196,356	$76,578
Offering costs	—	—	—	—	(10)	—	—	—	(10)	—	(10)	—	—
Tax withholding (net settlement) related to vesting of restricted stock	(4,356)	—	—	—	(247)	—	—	—	(247)	—	(247)	—	—
Changes to redeemable common stock	—	—	—	—	(17,636)	—	—	—	(17,636)	—	(17,636)	—	17,636
Redemptions of common stock	(290,071)	(1)	(22,096)	—	—	—	—	—	(1)	—	(1)	—	(22,937)
Issuance of restricted stock, net of forfeitures	10,642	—	—	—	—	—	—	—	—	—	—	—	—
Distributions ($2.40 per share)	—		—	—	—	(58,039)	—	—	(58,039)	—	(58,039)	—	—
Distributions to noncontrolling interests in our Operating Partnership	—	—	—	—	—	—	—	—	—	(8,298)	(8,298)	—	—
Distributions to other noncontrolling interests	—	—	—	—	—	—	—	—	—	(588)	(588)	—	—
Issuance of shares for distribution reinvestment plan	260,705	1	29,165	—	17,635	—	—	—	17,636	—	17,636	—	—
Equity based compensation expense	—	—	—	—	831	—	—	—	831	4,427	5,258	—	—
Net income attributable to SmartStop Self Storage REIT, Inc. common stockholders	—	—	—	—	—	—	(2,746)	—	(2,746)	—	(2,746)	—	—
Net income attributable to the noncontrolling interests in our Operating Partnership	—	—	—	—	—	—	—	—	—	1,314	1,314	—	—
Net income attributable to other noncontrolling interests	—	—	—	—	—	—	—	—	—	579	579	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	1,307	1,307	174	1,481	—	—
Foreign currency hedge contract loss	—	—	—	—	—	—	—	(941)	(941)	(125)	(1,066)	—	—
Interest rate hedge contract loss	—	—	—	—	—	—	—	(3,174)	(3,174)	(420)	(3,594)	—	—

Balance as of December 31, 2023	22,190,284	$89	2,028,457	$8	$894,857	$(324,191)	$(167,270)	$847	$404,340	$91,523	$495,863	$196,356	$71,277

See notes to consolidated financial statements.

F-
8

	Common Stock
	Class A		Class T
	Number of Shares	Common Stock Par Value	Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Distributions	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total SmartStop Self Storage REIT, Inc. Equity	Noncontrolling Interests	Total Equity	Preferred Stock	Redeemable Common Stock

Balance as of December 31, 2023	22,190,284	89	2,028,457	$8	$894,857	$(324,191)	$(167,270)	$847	$404,340	$91,523	$495,863	$196,356	$71,277
Offering costs	—	—	—	—	(144)	—	—	—	(144)	—	(144)	—	—
Tax withholding (net settlement) related to vesting of restricted stock	(3,829)	—	—	—	(219)	—	—	—	(219)	—	(219)	—	—
Changes to redeemable common stock	—	—	—	—	(20,667)	—	—	—	(20,667)	—	(20,667)	—	20,667
Issuance of noncontrolling interest in SST VI Advisor	—	—	—	—	—	—	—	—	—	330	330	—	—
Redemptions of common stock	(529,936)	(2)	(24,929)	—	—	—	—	—	(2)	—	(2)	—	(29,902)
Issuance of restricted stock, net of forfeitures	10,163	1	—	—	—	—	—	—	1	—	1	—	—
Distributions ($2.40 per share)	—	—	—	—	—	(57,969)	—	—	(57,969)	—	(57,969)	—	—
Distributions to noncontrolling interests in our Operating Partnership	—	—	—	—	—	—	—	—	—	(8,529)	(8,529)	—	—
Distributions to other noncontrolling interests	—	—	—	—	—	—	—	—	—	(492)	(492)	—	—
Issuance of shares for distribution reinvestment plan	304,135	1	34,938	—	20,666	—	—	—	20,667	—	20,667	—	—
Equity based compensation expense	—	—	—	—	625	—	—	—	625	4,633	5,258	—	—
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	—	—	—	—	—	—	(18,379)	—	(18,379)	—	(18,379)	—	—
Net loss attributable to the noncontrolling interests in our Operating Partnership	—	—	—	—	—	—	—	—	—	(773)	(773)	—	—
Net income attributable to other noncontrolling interests	—	—	—	—	—	—	—	—	—	507	507	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	(3,444)	(3,444)	(471)	(3,915)	—	—
Foreign currency hedge contract gain	—	—	—	—	—	—	—	3,182	3,182	435	3,617	—	—
Interest rate hedge contract loss	—	—	—	—	—	—	—	(2,293)	(2,293)	(313)	(2,606)	—	—

Balance as of December 31, 2024	21,970,817	$89	2,038,466	$8	$895,118	$(382,160)	$(185,649)	$(1,708)	$325,698	$86,850	$412,548	$196,356	$62,042

See notes to consolidated financial statements.

F-
9

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Cash flows from operating activities:
Net income (loss)	$(5,887)	$11,647	$21,669
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	56,110	60,230	64,619
Change in deferred tax assets and liabilities	845	(3,301)	(1,073)
Accretion of fair market value adjustment of secured debt	120	13	(36)
Amortization of debt issuance costs	4,115	2,728	2,594
Equity based compensation expense	5,258	5,258	3,968
Non-cash adjustment from equity method investments in JV Properties	1,380	1,625	760
Non-cash adjustment from equity method investments in Managed REITs	1,414	1,694	930
Accretion of financing fee revenues	(181)	(664)	(681)
Contingent earnout adjustment	—	—	1,514
Unrealized foreign currency and derivative (gains) losses	2,092	(1,035)	8,497
Loss on debt extinguishment	471	—	2,393
Issuance of noncontrolling interest in SST VI Advisor	330	—	—
Non-cash adjustments for sponsor funding reduction	844	34	—
Gain on equity interests upon acquisition	—	—	(16,101)
Write-off of equity interest and preexisting relationships upon acquisition of control	—	—	2,050
Increase (decrease) in cash from changes in assets and liabilities:
Other assets, net	(639)	958	(780)
Managed REITs receivables	(10,049)	(2,751)	365
Due to affiliates	(54)	6	(18)
Accounts payable and accrued liabilities	7,858	(3,251)	3,293
Payment for SOFR interest rate caps	—	—	(6,054)

Net cash provided by operating activities	64,027	73,191	87,909

Cash flows from investing activities:
Purchase of real estate	(146,360)	(15,617)	(72,513)
Additions to real estate and construction in process	(11,464)	(10,466)	(10,415)
Insurance proceeds on insured property damage	500	1,726	—
Deposits on acquisition of real estate	(3,822)	(753)	(1,384)
Settlement of foreign currency hedges designated for hedge accounting	1,939	2,851	—
Capital distributions from Managed REITs	616	597	—
Investments in unconsolidated JV Properties	(8,890)	(9,517)	(4,823)
Capital distributions from unconsolidated JV Properties	1,816	1,321	—
SSGT III Bridge Loan funding	(20,000)	—	—
SSGT III Bridge Loan repayment	17,023	—	—
SSGT III Promissory Note funding	(7,000)	—	—
SSGT III Mezzanine Loan funding	—	(16,000)	(59,500)
SSGT III Mezzanine Loan repayment	4,000	29,500	42,000
SST VI Note funding	(8,000)	(15,000)	—
SST VI Mezzanine Loan funding	—	(15,000)	(28,200)
SST VI Mezzanine Loan repayment	—	50,000	—
SST VI preferred equity investment	—	(15,000)	—
SST VI preferred equity investment redemption	—	15,000	—

F-1
0

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Purchase of SST VI Subordinated Class C Units	(1,217)	(3,197)	—
Purchase of other assets	(79)	(183)	—
SSGT II Merger, net of cash acquired	—	—	(65,541)
Investments in Managed REITs	—	—	(5,003)
Net proceeds from the sale of real estate	—	—	228

Net cash (used in) provided by investing activities	(180,938)	262	(205,151)

Cash flows from financing activities:
Gross proceeds from issuance of non-credit facility debt	175,440	80,149	150,000
Repayment of non-credit facility debt	(20,000)	(12,017)	(86,237)
Scheduled principal payments on non-credit facility debt	(3,524)	(2,639)	(2,513)
Proceeds from issuance of credit facility debt	669,950	135,000	318,000
Repayment of credit facility debt	(623,808)	(184,512)	(183,000)
Debt issuance costs	(10,076)	(871)	(2,082)
Debt defeasance costs	—	—	(2,544)
Offering costs	(144)	(11)	(601)
Redemption of common stock	(33,845)	(18,992)	(1,763)
Restricted stock withholding for payroll taxes	(219)	(247)	—
Gross proceeds from issuance of equity in other non controlling interests	—	—	1
Distributions paid to preferred stockholders	(12,509)	(12,500)	(12,500)
Distributions paid to common stockholders	(37,377)	(40,598)	(49,392)
Distributions paid to noncontrolling interests in our OP	(8,606)	(8,273)	(7,033)
Distributions paid to other noncontrolling interests	(466)	(588)	(269)

Net cash provided by (used in) financing activities	94,816	(66,099)	120,067

Impact of foreign exchange rate changes on cash and restricted cash	(2,031)	35	(1,473)

Change in cash, cash equivalents, and restricted cash	(24,126)	7,389	1,352
Cash, cash equivalents, and restricted cash beginning of year	53,427	46,038	44,686

Cash, cash equivalents, and restricted cash end of year	$29,301	$53,427	$46,038

Supplemental disclosures and non-cash transactions:
Cash paid for interest, net of capitalized interest	$66,007	$55,647	$36,524
Cash paid for income taxes	$298	$407	$266
Supplemental disclosure of noncash activities:
Issuance of shares pursuant to distribution reinvestment plan	$20,667	$17,636	$5,243
Distributions payable	$9,257	$9,156	$9,324
Real estate and construction in process included in accounts payable and accrued liabilities	$873	$433	$516
Acquisition of real estate with 2027 Ladera Ranch Loan	$40,740	$—	$—
Deposit applied to the purchase of real estate	$—	$400	$190
Redemption of common stock included in accounts payable and accrued liabilities	$—	$3,945	$—
Earnest deposits on acquisitions assigned to the Managed REITs, amounts reclassified to Managed REIT’s receivables	$—	$1,195	$—
Intangible assets applied to the purchase of real estate	$—	$8,370	$—
Conversion of A-2 Units into A-1 Units	$—	$—	$31,514
Issuance of common stock and OP Units in connection with the mergers	$—	$—	$168,792
See notes to consolidated financial statements.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022
Note 1. Organization
SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Company”), is a self-managed and fully-integrated self storage real estate investment trust (“REIT”), formed on January 8, 2013 under the Maryland General Corporation Law. Our year-end
is December 31. As used in this report, “we,” “us,” “our,” and “Company” refer to SmartStop Self Storage REIT, Inc. and each of our subsidiaries.
We acquire and own self storage facilities; we also operate self storage facilities owned by us as well as those owned by the entities sponsored by us. As of December 31, 2024, we wholly-owned 161 self storage facilities located in 19 states (Alabama, Arizona, California, Colorado, Florida, Illinois, Indiana, Maryland, Massachusetts, Michigan, New Jersey, Nevada, North Carolina, Ohio, South Carolina, Texas, Virginia, Washington, and Wisconsin), the District of Columbia, and Canada.
As discussed herein, we, through our subsidiaries, currently serve as the sponsor of Strategic Storage Trust VI, Inc., a publicly-registered non-traded
REIT (“SST VI”), and Strategic Storage Growth Trust III, Inc., a private REIT (“SSGT III” and together with SST VI , the “Managed REITs” or, the “Managed REIT Platform”). We also served as the sponsor of Strategic Storage Growth Trust II, Inc., a private REIT (“SSGT II”) through June 1, 2022, the date on which we closed on the merger with SSGT II (the “SSGT II Merger”), as defined in Note 3 – Real Estate Facilities. Prior to June 1, 2022, SSGT II was also included in the “Managed REITs.”
We operate the properties owned by the Managed REITs, which together with one other self storage property we manage, as of December 31, 2024, represented 37 operating properties and approximately 29,000 units and 3.2 million rentable square feet. Through our Managed REIT Platform, we originate, structure, and manage additional self storage investment products.
SmartStop OP, L.P. (the “Operating Partnership”) owns, directly or indirectly through one or more subsidiaries, all of the self storage properties that we own. As of December 31, 2024, we owned approximately 88% of the common units of limited partnership interests of our Operating Partnership. The remaining approximately 12% of the common units are owned by current and former employees, members of our executive management team, board members, or indirectly by Strategic Asset Management I, LLC (f/k/a SmartStop Asset Management, LLC), our former sponsor (“SAM”), its affiliates, and affiliates of Select Capital Corporation, the former dealer manager of our offering (the “Former Dealer Manager”). As the sole general partner of our Operating Partnership, we have the exclusive power to manage and conduct the business of our Operating Partnership.
We commenced our initial public offering in January 2014, in which we offered a maximum of $1.0 billion in common shares for sale to the public (the “Primary Offering”) and $95.0 million in common shares for sale pursuant to our distribution reinvestment plan (collectively, the “Offering”). At the termination of our Offering in January 2017, we had sold approximately 12 million of our class A common stock (“Class A Shares”) and approximately 2 million of our class T common stock (“Class T Shares”) for approximately $
493 million and $73 million respectively.
In November 2016, we filed with the SEC a Registration Statement on Form
S-3,
which registered up to an additional $100.9 million in shares under our distribution reinvestment plan. On May 14, 2024, we filed a new Registration Statement on Form
S-3
with the SEC which registered up to an additional 1,125,000 Class A Shares and 125,000 Class T Shares under our distribution reinvestment plan (our “DRP Offering”).
As of December 31, 2024, we had sold approximately 2.6 million Class A Shares and approximately 0.3 million Class T Shares through our distribution reinvestment plan, of which, approximately 137,000 Class A Shares and approximately 16,000 Class T Shares were sold under our current DRP Offering. The DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders.

F-1

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

On January 15, 2024, our board of directors, upon recommendation of our Nominating and Corporate Governance Committee, approved an estimated net asset value per share of our common stock of $61.00 for our Class A Shares and Class T Shares based on the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding on a fully diluted basis, calculated as of September 30, 2023.
On March 12, 2025, our board of directors, (the “Board”), upon recommendation of our Nominating and Corporate Governance Committee, approved an Estimated Per Share Net Asset Value (“NAV”) of our common stock of $58.00 for our Class A Shares and Class T Shares based on the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding on a fully diluted basis, calculated as of June 30, 2024.
Reverse Stock Split
The accompanying consolidated financial statements and the footnotes give effect to a one-for-four
reverse stock split of the Company’s outstanding common stock which took place on March 20, 2025. In addition, the accompanying consolidated financial statements and the footnotes give effect to a corresponding reverse split of our Operating Partnership’s units, or “OP Units”. As a result of the reverse stock and OP Unit split, every four shares of our common stock and every four OP Units have been automatically changed into one issued and outstanding share of common stock or OP Unit, as applicable, rounded to the nearest 1/1000th share or OP Unit.
The reverse stock and OP Unit splits impact all classes of common stock and OP Units proportionately and resulted in no impact on any stockholder’s or limited partner’s percentage ownership of all issued and outstanding common stock or OP Units. In connection with the reverse split, the number of shares of common stock and OP Units underlying the outstanding share-based awards were also proportionally reduced. However, the number of authorized shares for each class of common stock was not impacted, and the par value for each class of common stock remained at
$0.001. Additionally, the impact to the par value in the consolidated balance sheets remained unchanged herein.
The transactions described immediately above are collectively referred to as the “reverse split”. All share, unit and per share data included in these consolidated financial statements and accompanying footnotes give retrospective effect to the reverse split for all periods presented.

F-1

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Note 2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC.
Unaudited Information
The square footage, unit count, and occupancy percentage data and related disclosures included in these notes to the consolidated financial statements are unaudited.
Principles of Consolidation
Our financial statements, and the financial statements of our Operating Partnership, including its wholly-owned subsidiaries, are consolidated in the accompanying consolidated financial statements. The portion of these entities not wholly-owned by us is presented as noncontrolling interests. All intercompany accounts and transactions have been eliminated in consolidation.
Consolidation Considerations
Current accounting guidance provides a framework for identifying a variable interest entity (“VIE”) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements. In general, a VIE is an entity or other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. Generally, a VIE should be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and noncontrolling interest at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest.
Our Operating Partnership is deemed to be a VIE and is consolidated by us as we are currently the primary beneficiary. Our sole significant asset is our investment in our Operating Partnership; as a result, substantially all of our assets and liabilities represent those assets and liabilities of our Operating Partnership and its wholly-owned subsidiaries.
Pacific Oak Holding Group, LLC, the parent company of Pacific Oak Capital Markets, LLC, the dealer manager for the public offering of SST VI, is a 17.5%
non-voting
member of Strategic Storage Advisor VI, LLC, our advisor to SST VI (the “SST VI Advisor”). We are the primary beneficiary of SST VI Advisor, and its operations therefore are consolidated by us.
As of December 31, 2024, we were not a party to any other material contracts or interests that would be deemed variable interests in VIEs other than our joint ventures with SmartCentres, our Nantucket Joint Venture (as defined below), and our equity investments in the Managed REIT’s, which are all accounted for under the

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

equity method of accounting (see Note 4 – Investments in Unconsolidated Real Estate Ventures and Note 10 – Related Party Transactions for additional information). Our joint venture programs through which we offer our tenant insurance, tenant protection plans or similar programs (the “Tenant Protection Programs”) with SST VI, SSGT III, and SSGT II (through June 1, 2022) are consolidated.
Equity Investments
Under the equity method, our investments are stated at cost and adjusted for our share of net earnings or losses and reduced by distributions and impairments, as applicable. Equity in earnings will generally be recognized based on our ownership interest in the earnings of each of the unconsolidated investments and recorded within our consolidated statements of operations.
Investments in and Advances to Managed REITs
As of December 31, 2024, and 2023, we owned equity and debt investments in the Managed REITs; such amounts are included in Investments in and advances to Managed REITs within our consolidated balance sheets. We account for the equity investments using the equity method of accounting as we have the ability to exercise significant influence, but not control, over the Managed REITs’ operating and financial policies through our advisory and property management agreements with the respective Managed REITs.
We record the interest and related financing fees on our debt investments on the accrual basis and such income was previously included in Other, net, within our consolidated statements of operations. Such income has been reclassified to Interest income within the consolidated statements of operations included herein. While we do make loans periodically, we do not consider that to be part of our primary operating activity, and therefore do not report income from loans as operating income.
See Note 10 – Related Party Transactions for additional information.
Noncontrolling Interests in Consolidated Entities
We account for the noncontrolling interests in our Operating Partnership and the noncontrolling interests in SST VI Advisor and our Tenant Protection Programs joint ventures with SST VI, SSGT III, and SSGT II (prior to the SSGT II Merger on June 1, 2022) in accordance with the related accounting guidance.
Due to our control through our general partnership interest in our Operating Partnership and the limited rights of the limited partners, our Operating Partnership, including its wholly-owned subsidiaries, are consolidated with the Company and the limited partner interests are reflected as noncontrolling interests in the accompanying consolidated balance sheets. We also consolidate our interests in the SSGT III and SST VI Tenant Protection Programs and present the minority interests as noncontrolling interests in the accompanying consolidated balance sheets. The noncontrolling interests shall be attributed their share of income and losses, even if that attribution results in a deficit noncontrolling interests balance.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The current economic environment has increased the degree of uncertainty inherent in these

F-1

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

estimates and assumptions. Management will adjust such estimates when facts and circumstances dictate. Actual results could materially differ from those estimates. The most significant estimates made include that of real estate acquisition valuation and the allocation of property purchase price to tangible and intangible assets acquired and liabilities assumed at relative fair value, the evaluation of potential impairment of indefinite and long-lived assets and goodwill, and the estimated useful lives of real estate assets and intangibles.
Cash and Cash Equivalents
We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.
We may maintain cash and cash equivalents in financial institutions in excess of insured limits. In an effort to mitigate this risk, we only invest in or through major financial institutions.
Restricted Cash
Restricted cash consists primarily of impound reserve accounts for property taxes, insurance and capital improvements in connection with the requirements of certain of our loan agreements.
Real Estate Purchase Price Allocation and Treatment of Acquisition Costs
We account for asset acquisitions in accordance with GAAP which requires that we allocate the purchase price of a property to the tangible and intangible assets acquired and the liabilities assumed based on their relative fair values as of the date of acquisition. This guidance requires us to make significant estimates and assumptions, including fair value estimates, which requires the use of significant unobservable inputs as of the acquisition date. We engage independent third-party valuation specialists to assist in the determination of significant estimates and market-based assumptions used in the valuation models.
The value of the tangible assets, consisting of land and buildings, is determined as if vacant. Substantially all of the leases in place at acquired properties are at market rates, as the majority of the leases are month-to-month
contracts. We also consider whether
in-place,
market leases represent an intangible asset. We recorded approximately $6.5 million, none, and $10.5 million in intangible assets to recognize the value of in-place
leases related to our acquisitions during the years ended December 31, 2024, 2023, and 2022, respectively. We do not expect, nor to date have we recorded, intangible assets for the value of customer relationships because we expect we will not have concentrations of significant customers and the average customer turnover will be fairly frequent.
Allocation of purchase price to acquisitions of portfolios of facilities are allocated to the individual facilities based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual facility along with current and projected occupancy and rental rate levels or appraised values, if available.
Acquisitions that do not meet the definition of a business, as defined under current GAAP, are accounted for as asset acquisitions. During the years ended December 31, 2024, 2023, and 2022, our property acquisitions, including the SSGT II Merger, did not meet the definition of a business. To date, our acquisitions have generally not met the definition of a business because substantially all of the fair value was concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings, and related intangible assets) and because the acquisitions did not include a substantive process in the form of an acquired workforce or an

F-1

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

acquired contract that cannot be replaced without significant cost, effort or delay. As a result, once an acquisition is deemed probable, acquisition related transaction costs are capitalized rather than expensed.
During the years ended December 31, 2024, 2023, and 2022 we expensed approximately $0.4 million, $0.2 million, and $0.9 million, respectively, of acquisition-related transaction costs that did not meet our capitalization policy during the respective periods.
Evaluation of Possible Impairment of Real Property Assets
Management monitors events and changes in circumstances that could indicate that the carrying amounts of our real property assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of the assets may not be recoverable, we will assess the recoverability of the assets by determining whether the carrying value of the real property assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the value of the real property assets to the fair value and recognize an impairment loss. For the years ended December 31, 2023, and 2022, no real property asset impairment losses were recognized. For the year ended December 31, 2024, we recorded a casualty loss in connection with damage to one of our wholly-owned properties caused by Hurricane Helene. Please see Note 3 – Real Estate for additional detail.
Casualty Insurance Recoveries
In the event of a wind storm, flood, fire or other such event causing property damage, we estimate the carrying value of the damaged property and record a corresponding casualty loss. If we determine that an insurance recovery is probable, we record such estimated recovery as a receivable up to the amount of the casualty loss. Any amount of insurance recovery for such loss in excess of the amount of the casualty loss recorded is considered a gain contingency and is recognized when the claim is fully settled.
Goodwill Valuation
We initially recorded goodwill as a result of the Self Administration Transaction (as defined in Note 10 – Related Party Transactions), which occurred in 2019. Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible assets and other intangible assets acquired. Goodwill is allocated to various reporting units, as applicable, and is not amortized. We perform an annual qualitative impairment assessment as of December 31 for goodwill; between annual tests we evaluate the recoverability of goodwill whenever events or changes in circumstances indicate that the carrying amount of goodwill may not be fully recoverable. If circumstances indicate the carrying amount may not be fully recoverable, we perform a quantitative analysis to compare the fair value of each reporting unit to its respective carrying amount. If the carrying amount of goodwill exceeds its fair value, an impairment charge will be recognized.
Trademarks
In connection with the Self Administration Transaction, we recorded the fair value associated with the two primary trademarks acquired therein.
Trademarks are based on the value of our brands. Trademarks are valued using the relief from royalty method, which presumes that without ownership of such trademarks, we would have to make a stream of

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

payments to a brand or franchise owner in return for the right to use their name. By virtue of this asset, we avoid any such payments and record the related intangible fair value of our ownership of the brand name.
As of December 31, 2024 and December 31, 2023, $15.7 million was recorded related to the SmartStop
®
Self Storage trademark, which is an indefinite lived trademark. During the year ended December 31, 2024, the “Strategic Storage
®
”
trademark, a definite lived trademark, had been fully amortized. As of December 31, 2024 and 2023, none and approximately $71,000, respectively, was recorded to the “Strategic Storage
®
”
trademark.
We qualitatively evaluate whether any triggering events or changes in circumstances have occurred in addition to our annual impairment test that would indicate an impairment condition may exist. If any change in circumstance or triggering event occurs, and results in a significant impact to our revenue and profitability projections, or any significant assumption in our valuation methods is adversely impacted, the impact could result in a material impairment charge in the future.
Revenue Recognition
Self Storage Operations
Management believes that all of our leases are operating leases. Rental income is recognized in accordance with the terms of the leases, which generally are month-to-month.
Revenues from any long-term operating leases are recognized on a straight-line basis over the term of the lease. The excess of rents received over amounts contractually due pursuant to the underlying leases is included in accounts payable and accrued liabilities in our consolidated balance sheets, and contractually due but unpaid rent is included in other assets.
In accordance with ASC 842, we review the collectability of lease payments on an ongoing basis. We consider collectability indicators when analyzing accounts receivable and historical bad debt levels, including current economic trends, all of which assist in evaluating the probability of outstanding and future rental income collections.
Additionally, we earn ancillary revenue from fees we receive related to providing tenant insurance or tenant protection plans to customers at our properties through our Tenant Protection Programs, and to a lesser extent, through the sale of various moving and packing supplies such as locks and boxes. We recognize such revenue in the Ancillary operating revenue line within our consolidated statements of operations as the services are performed and as the goods or services are delivered.
Managed REIT Platform
We earn property management and asset management revenue, pursuant to the respective property management and advisory agreement contracts, in connection with providing services to the Managed REITs. We have determined under ASC 606 – Revenue from Contracts with Customers (“ASC 606”), that the performance obligation for the property management services and asset management services are satisfied as the services are rendered. While we are compensated for our services on a monthly basis, these services represent a series of distinct daily services in accordance with ASC 606. Such revenue is recorded in the Managed REIT Platform revenue line within our consolidated statements of operations.
The Managed REITs’ advisory agreements also provide for reimbursement to us of our direct and indirect costs of providing administrative and management services to the Managed REITs. These reimbursements include costs incurred in relation to organization and offering services provided to the Managed REITs and the reimbursement of salaries, bonuses, and other expenses related to benefits paid to our employees while

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

performing services for the Managed REITs. The Managed REITs’ property management agreements also provide reimbursement to us for the property manager’s costs of managing the properties. Reimbursable costs include wages and salaries and other expenses that arise in operating, managing and maintaining the Managed REITs’ properties.
Under ASC 606, direct reimbursement of such costs does not represent a separate performance obligation from our obligation to perform property management and asset management services. The reimbursement income is considered variable consideration, and is recognized as the costs are incurred, subject to limitations on the Managed REIT Platform’s ability to incur offering costs or limitations imposed by the advisory agreements. We have elected to separately record such revenue in the Reimbursable costs from Managed REITs line within our consolidated statements of operations.
Additionally, we earn revenue in connection with our Tenant Protection Programs joint ventures with our Managed REITs. We also earn development and construction management revenue from services we provide in connection with the project design, coordination and oversight of development and certain capital improvement projects undertaken by the Managed REITs. We recognize such revenue in the Managed REIT Platform revenue line within our consolidated statements of operations as the services are performed or delivered. See Note 10 – Related Party Transactions, for additional information regarding revenue generated from our Managed REIT Platform.
Sponsor Funding Agreement
On November 1, 2023, SmartStop REIT Advisors, LLC, a subsidiary of our Operating Partnership entered into a sponsor funding agreement (the “Sponsor Funding Agreement”), with SST VI and Strategic Storage Operating Partnership VI, L.P. (“SST VI OP”) in connection with certain changes to the public offering of SST VI (see Note 10 – Related Party Transactions for additional information).
Pursuant to the Sponsor Funding Agreement, SmartStop, through a wholly-owned subsidiary, is required to fund the payment of the front-end
sales load for the sale of SST VI’s Class Y and Class Z shares sold in its offering. In exchange, SmartStop receives a number of Series C Convertible Subordinated Units (“Series C Units”) in SST VI OP calculated as the dollar amount of such funding divided by the then-current offering price, which was $9.30 through August 6, 2024 for such Class Y and Z shares. The Series C Units shall automatically convert into Class A units of SST VI OP on a one-to-one
basis upon SST VI’s disclosure of an estimated net asset value per share equal to at least $10.00 per share for each Class of SST VI shares of common stock, including the Class Y shares and Class Z shares, calculated net of the Series C Units to be converted. On August 7, 2024, SST VI declared an estimated net asset value per share of $10.00. Since the Series C Units that could be converted would result in the net asset value falling below $10.00 per share, none of the Series C Units we own were converted into Class A units of SST VI OP, and our future purchases will be determined based on the current estimated net asset value at such time. Subsequent to SST VI declaring an estimated net asset value of $10.00 per share, the number of Series C Units SmartStop receives in exchange for funding the front-end
sales load of the sale of SST VI’s Class Y and Class Z shares is calculated as the dollar amount of such sponsor funding divided by the current offering price of $10.00 per share for such Class Y and Z shares.
In accordance with ASC 606, the amount by which our funding exceeds the fair value of the Series C Units received is accounted for as a payment to a customer and is therefore recorded as a reduction to the transaction price for the services we provide to such customer. Each payment is initially included in the Other assets line-item in our consolidated balance sheet and subsequently recorded as a reduction of Managed REIT Platform revenues ratably over the remaining estimated life of our management contracts with SST VI. Below is a

F-

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

summary of the portion of sponsorship funding payments which exceeds the fair value of the Series C Units received, and is recorded pursuant to ASC 606 as described above (in thousands):

Balance as of December 31, 2022	$—
Amounts incurred	3,527
Recorded sponsor funding reduction	(34)

Balance as of December 31, 2023	$3,493

Amounts incurred	1,210
Recorded sponsor funding reduction	(844)

Balance as of December 31, 2024	$3,859

Allowance for Doubtful Accounts
Tenant accounts receivable is reported net of an allowance for doubtful accounts. Management records this general allowance estimate based upon a review of the current status of accounts receivable. It is reasonably possible that management’s estimate of the allowance will change in the future. As of December 31, 2024 and 2023, approximately $0.8 million and $0.9 million, respectively, were recorded to allowance for doubtful accounts, and are included within other assets in the accompanying consolidated balance sheets.
Advertising Costs
Advertising costs are expensed in the period in which the cost is incurred and are included in property operating expenses and general and administrative lines within our consolidated statements of operations, depending on the nature of the expense. We incurred advertising costs of approximately $2.3 million, $2.2 million, and $1.3 million, million for the years ended December 31, 2024, 2023, and 2022, respectively, within general and administrative. We incurred advertising costs of approximately $5.2 million, $4.8 million, and $4.4 million for the years ended December 31, 2024, 2023, and 2022, respectively, within property operating expenses.
Real Estate Facilities
We capitalize costs incurred to develop, construct, renovate and improve properties, including interest and property taxes incurred during the construction period. The construction period begins when expenditures for the real estate assets have been made and activities that are necessary to prepare the asset for its intended use are in progress. The construction period ends when the asset is substantially complete and ready for its intended use.
Depreciation of Real Property Assets
Our management is required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives.
Depreciation of our real property assets is charged to expense on a straight-line basis over the estimated useful lives as follows:

Description	Standard Depreciable Life
Land	Not Depreciated
Buildings	30-40 years
Site Improvements	7-10 years

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0

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Depreciation of Personal Property Assets
Personal property assets consist primarily of furniture, fixtures and equipment and are depreciated on a straight-line basis over the estimated useful lives, generally ranging from 3 to 5 years, and are included in other assets on our consolidated balance sheets.
Intangible Assets
We have allocated a portion of our real estate purchase price to in-place
lease intangibles, which amortize on a straight-line basis over the estimated future benefit period. Additionally, we have other contract related intangible assets. As of December 31, 2024, the gross amount of such intangible assets was approximately $86.4 million, and accumulated amortization was approximately $79.6 million. As of December 31, 2023, the gross amounts of such intangible assets was approximately $80.7 million and accumulated amortization was approximately $79.5 million. See Note 10 – Related Party Transactions for additional information.
The total estimated future amortization expense related to intangible assets for the years ending December 31, 2025, 2026, 2027, 2028, and thereafter is approximately $4.3 million, $1.7 million, $0.1 million, $0.1 million, and $0.6 million thereafter, respectively. The weighted-average amortization period on our remaining intangible assets with a net book value of approximately $6.8 million was approximately 2.4 years as of December 31, 2024.
We evaluate whether any triggering events or changes in circumstances have occurred subsequent to our annual impairment test that would indicate an impairment condition may exist. If any change in circumstance or triggering event occurs, and results in a significant impact to our revenue and profitability projections, or any significant assumption in our valuations methods is adversely impacted, the impact could result in an impairment charge in the future.
Debt Issuance Costs
The net carrying value of costs incurred in connection with obtaining non revolving debt are presented on the balance sheet as a deduction from debt; amounts incurred related to obtaining revolving debt are included in the debt issuance costs line on our consolidated balance sheet. See Note 5 – Debt for additional information. Debt issuance costs are amortized using the effective interest method.
As of December 31, 2024, the gross amount of debt issuance costs related to our revolving credit facility totaled approximately $9.4 million and accumulated amortization of debt issuance costs related to our revolving credit facility totaled approximately $2.6 million. As of December 31, 2023, the gross amount of debt issuance costs related to our revolving credit facility totaled approximately $4.5 million, and accumulated amortization of debt issuance costs related to our revolving credit facility totaled approximately $4.1 million.
As of December 31, 2024, the gross amount allocated to debt issuance costs related to non-revolving
debt totaled approximately $6.4 million and accumulated amortization of debt issuance costs related to non-revolving
debt totaled approximately $3.0 million. As of December 31, 2023, the gross amount allocated to debt issuance costs related to non-revolving
debt totaled approximately $7.7 million and accumulated amortization of debt issuance costs related to non-revolving
debt totaled approximately $3.4 million.
Foreign Currency Translation
For
non-U.S.
functional currency operations, assets and liabilities are translated to U.S. dollars at current exchange rates as of the reporting date. Revenues and expenses are translated at the average rates for the period.

F-2
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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

All adjustments related to amounts classified as long term net investments are recorded in accumulated other comprehensive income (loss) as a separate component of equity. Transactions denominated in a currency other than the functional currency of the related operation are recorded at rates of exchange in effect at the date of the transaction. Changes in investments
not classified as long term are recorded in other income (expense) and represented a loss of approximately $3.4 million and a gain of approximately $0.2 million for the years ended December 31, 2024 and 2023, respectively.
Redeemable Common Stock
We adopted a share redemption program (“SRP”) that enables stockholders to sell their shares to us in limited circumstances.
We have evaluated the terms of our SRP, and we classify amounts that are redeemable under the SRP as redeemable common stock in the accompanying consolidated balance sheets. The maximum amount of redeemable shares under our SRP is limited to the net proceeds from the distribution reinvestment plan. However, accounting guidance states that determinable amounts that can become redeemable should be presented as redeemable when such amount is known. Therefore, the net proceeds from the distribution reinvestment plan are considered to be temporary equity and are presented as redeemable common stock in the accompanying consolidated balance sheets.
In addition, current accounting guidance requires, among other things, that financial instruments that represent a mandatory obligation of us to repurchase shares be classified as liabilities and reported at settlement value. When we determine we have a mandatory obligation to repurchase shares under the SRP, we reclassify such obligations from temporary equity to a liability based upon their respective settlement values.
See Note 12 – Commitments and Contingencies for additional information on our SRP.
Accounting for Equity Awards
We issue equity based awards in two forms: (1) restricted stock awards consisting of shares of our common stock and (2) long-term incentive plan units of our Operating Partnership (“LTIP Units”), both of which may be issued subject to either time based vesting criteria or performance based vesting criteria restrictions. For time based awards granted which contain a graded vesting schedule, compensation cost is recognized as an expense on a straight-line basis over the requisite service period as if the award was, in substance, a single award. For performance based awards, compensation cost is recognized over the requisite service period if and when we determine the performance condition is probable of being achieved. We record the cost of such equity based awards based on the grant date fair value, and have elected to record forfeitures as they occur.
Employee Benefit Plan
The Company maintains its own retirement savings plan under Section 401(k) of the Internal Revenue Code under which eligible employees can contribute up to 100% of their annual salary, subject to a statutory prescribed annual limit. For the years ended December 31, 2024 and 2023, the Company made matching contributions to such plan of approximately $0.5 million and $0.5 million, respectively, based on a company match of 100% on the first 4% of an employee’s compensation.
Fair Value Measurements
Under GAAP, we are required to measure certain financial instruments at fair value on a recurring basis. In addition, we are required to measure other financial instruments and balances at fair value on a non-recurring

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

basis. Fair value is defined by the accounting standard for fair value measurements and disclosures as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It also establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels. The following summarizes the three levels of inputs and hierarchy of fair value we use when measuring fair value:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access;

•	Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as interest rates and yield curves that are observable at commonly quoted intervals; and

•	Level 3 inputs are unobservable inputs for the assets or liabilities that are typically based on an entity’s own assumptions as there is little, if any, related market activity.
In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the fair value measurement will fall within the lowest level that is significant to the fair value measurement in its entirety.
The accounting guidance for fair value measurements and disclosures provides a framework for measuring fair value and establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In determining fair value, we will utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as consider counterparty credit risk in our assessment of fair value. Considerable judgment will be necessary to interpret Level 2 and 3 inputs in determining fair value of our financial and non-financial
assets and liabilities. Accordingly, there can be no assurance that the fair values we will present will be indicative of amounts that may ultimately be realized upon sale or other disposition of these assets.
Financial and
non-financial
assets and liabilities measured at fair value on a
non-recurring
basis in our consolidated financial statements consist of real estate and related liabilities assumed related to our acquisitions along with the assets and liabilities described in Note 3 – Real Estate Facilities. The fair values of these assets and liabilities were determined as of the acquisition dates using widely accepted valuation techniques, including (i) discounted cash flow analysis, which considers, among other things, leasing assumptions, growth rates, discount rates and terminal capitalization rates, (ii) income capitalization approach, which considers prevailing market capitalization rates, and (iii) market approach, which considers comparable sales activity. Additionally, certain such assets and liabilities are required to be fair valued periodically or valued pursuant to ongoing fair value requirements and impairment analyses and have been valued subsequently utilizing the same techniques noted above. In general, we consider multiple valuation techniques when measuring fair values. However, in certain circumstances, a single valuation technique may be appropriate. All of the fair values of the assets and liabilities as of the acquisition dates were derived using Level 3 inputs.
The Series C Units (categorized within Level 3 of the fair value hierarchy) acquired in connection with the Sponsor Funding Agreement are measured at fair value at the time of acquisition, and are accounted for using the equity method of accounting as described in Note 10 – Related Party Transactions. The fair value of these units were determined upon purchase using a valuation model which considered the following key assumptions: the projected distribution rate of SST VI, implied share price volatility, risk free interest rate, current estimated net asset value, and the estimated effective life of the Series C Units.

F-2
3

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The carrying amounts of cash and cash equivalents, restricted cash, other assets, accounts payable and accrued liabilities, distributions payable and amounts due to affiliates approximate fair value (categorized within Level 1 of the fair value hierarchy).
The estimated fair value of financial instruments is subjective in nature and is dependent on a number of important assumptions, including discount rates and relevant comparable market information associated with each financial instrument. The fair value of our fixed and variable rate debt was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities (categorized within Level 2 of the fair value hierarchy). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. As of December 31, 2024 and 2023, we believe the fair value of our variable rate debt was reasonably estimated at their notional amounts as there have been minimal changes to the fixed spread portion of interest rates for similar loans observed in the market, and as the variable portion of our interest rates fluctuate with the associated market indices.
The table below summarizes the carrying amounts and fair values of our fixed rate debt which are not carried at fair value as of December 31, 2024 and 2023 (in thousands):

	December 31, 2024		December 31, 2023
	Fair Value	Carrying Value	Fair Value	Carrying Value
Fixed Rate Secured Debt	$531,400	$554,348	$505,700	$523,019
During the years ended December 31, 2024 and 2023, we held interest rate cash flow hedges and foreign currency net investment and cash flow hedges to hedge our interest rate and foreign currency exposure (See Notes 5 – Debt and 7 – Derivative Instruments). The fair value analyses of these instruments reflect the contractual terms of the derivatives, including the period to maturity, and used observable market-based inputs, including interest rate curves, foreign exchange rates, and implied volatilities, as applicable. The fair value of interest rate swap and cap agreements are determined using widely accepted valuation techniques, including discounted cash flow analyses on the expected cash flows of the instruments. Our fair values of our net investment hedges are based primarily on the change in the spot rate at the end of the period as compared with the strike price at inception.
To comply with GAAP, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of derivative contracts for the effect of non-performance
risk, we consider the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.
Although we had determined that the majority of the inputs used to value our derivatives were within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with our derivatives utilized Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by us and our counterparties. However, through December 31, 2024, we had assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative positions and determined that the credit valuation adjustments were not significant to the overall valuation of our derivatives. As a result, we determined that our derivative valuations in their entirety were classified in Level 2 of the fair value hierarchy.

F-2
4

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The tables below presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2024, and 2023, aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands):

	Fair Value Measurements at December 31, 2024 Using
Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant unobservable Inputs (Level 3)
Interest Rate Derivatives
Other assets	$—	$1,523	$—
Accounts payable and accrued liabilities	$—	$6,591	$—
Foreign Currency Hedges
Other assets	$—	$4,667	$—
Accounts payable and accrued liabilities	$—	$39	$—

	Fair Value Measurements at December 31, 2023 Using
Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant unobservable Inputs (Level 3)
Interest Rate Derivatives
Other assets	$—	$3,485	$—
Foreign Currency Hedges
Accounts payable and accrued liabilities	$—	$985	$—
Derivative Instruments and Hedging Activities
We record all derivatives on our balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. We may enter into derivative contracts that are intended to economically hedge certain of our risks, even though hedge accounting does not apply or we elect not to apply hedge accounting.
For derivatives designated as net investment hedges, the effective portion of changes in the fair value of the derivatives are reported in accumulated other comprehensive income (loss). The ineffective portion of the change in fair value of the derivatives is recognized in Other, net, within our consolidated statements of operations. Amounts are reclassified out of other comprehensive (loss) income (“OCI”) into earnings (loss) when the hedged net investment is either sold or substantially liquidated.

F-2
5

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Income Taxes
We made an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2014. To qualify as a REIT, we must continue to meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the REIT’s taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gains and which does not equal net income as calculated in accordance with GAAP).
For income tax purposes, distributions to common stockholders are characterized as ordinary dividends, capital gain dividends, or as nontaxable distributions. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be a non-taxable
return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares.
As a REIT, we generally will not be subject to U.S. federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to U.S. federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for U.S. federal income tax purposes.
Even if we continue to qualify for taxation as a REIT, we may be subject to certain state, local, and foreign taxes on our income and property, and federal income and excise taxes on our undistributed income.
We filed an election to treat our primary taxable REIT subsidiary (“TRS”) as a taxable REIT subsidiary effective January 1, 2014. In general, our TRS performs additional services for our customers and provides the advisory and property management services to the Managed REITs and otherwise generally engages in non-real
estate related business. The TRS is subject to corporate federal and state income tax.
We account for deferred income taxes using the asset and liability method and recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in our financial statements or tax returns. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
Any increase or decrease in the deferred tax liability that results from a change in circumstances, and that causes a change in our judgment about expected future tax consequences of events, is included in the tax provision when such changes occur. Deferred income taxes also reflect the impact of operating loss and tax credit carryforwards. A valuation allowance is provided if we believe it is more likely than not that all or some portion of the deferred tax asset will not be realized. Any increase or decrease in the valuation allowance that results from a change in circumstances, and that causes a change in our judgment about the realizability of the related deferred tax asset, is included in the tax provision when such changes occur.
Uncertain tax positions may arise where tax laws may allow for alternative interpretations or where the timing of recognition of income is subject to judgment. Under ASC Topic 740, tax positions are evaluated for recognition using a more–likely–than–not threshold, and those tax positions requiring recognition are measured

F-2
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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. Interest and penalties relating to uncertain tax positions will be recognized in income tax expense when incurred. As of December 31, 2024 and 2023, the Company had no uncertain tax positions. Income taxes payable are classified within accounts payable and accrued liabilities in the consolidated balance sheets.
Concentration
No single self storage customer represents a significant concentration of our revenues. For 2024, approximately 22%, 20%, and 10% of our rental income was concentrated in Florida, California, and the Greater Toronto Area of Canada, respectively. Our properties within the aforementioned geographic areas are dispersed therein, operating in multiple different regions and sub-markets.
Segment Reporting
Our business is composed of two reportable segments: (i) self storage operations and (ii) the Managed REIT Platform business. Please see Note 9 – Segment Disclosures for additional detail.

Convertible Preferred Stock
We classify our Series A Convertible Preferred Stock (as defined in Note 6 – Preferred Equity) on our consolidated balance sheets using the guidance in ASC
480-10-S99.
Per the original terms of our Series A Convertible Preferred Stock, it could be redeemed by us on or after the fifth anniversary of its issuance (October 29, 2024), or if certain events were to occur, such as the listing of our common stock on a national securities exchange, a change in control, or if a redemption would be required to maintain our REIT status. Additionally, if we do not maintain our REIT status the holder can require redemption. As the shares are contingently redeemable, and under certain circumstances not solely within our control, we have classified our Series A Convertible Preferred Stock as temporary equity.
We have analyzed whether the conversion features in our Series A Convertible Preferred Stock should be bifurcated under the guidance in ASC
815-10
and have determined that bifurcation is not necessary.
Per Share Data
Basic earnings per share attributable to our common stockholders for all periods presented are computed by dividing net income (loss) attributable to our common stockholders for basic computations of earnings per share by the weighted average number of common shares outstanding during the period, excluding unvested restricted stock.
Diluted earnings per share is computed by including the dilutive effect of the conversion of all potential common stock equivalents (which includes unvested restricted stock, Series A Convertible Preferred Stock, Class A and
Class A-1
OP Units, and unvested LTIP Units) and accordingly, as applicable, adjusting net income to add back any changes in earnings that reduce earnings per common share in the period associated with the potential common stock equivalents.

F-2
7

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The computation of earnings per common share is as follows for the periods presented (amounts presented in thousands, except share and per share data):

	For the Year Ended December 31,
	2024	2023	2022
Net income (loss)	$(5,887)	$11,647	$21,669
Net (income) loss attributable to noncontrolling interests	266	(1,893)	(2,847)

Net income (loss) attributable to SmartStop Self Storage REIT, Inc.	(5,621)	9,754	18,822
Less: Distributions to preferred stockholders	(12,758)	(12,500)	(12,500)
Less: Distributions to participating securities	(451)	(369)	(286)

Net income (loss) attributable to common stockholders for basic computations:	(18,830)	(3,115)	6,036

Net income (loss) attributable to common stockholders for diluted computations:	$(18,830)	$(3,115)	$6,036

Weighted average Class A and Class T shares outstanding:
Average number of Class A and Class T shares outstanding- basic	24,139,414	24,201,985	22,984,794
Unvested LTIP Units	—	—	—
Unvested restricted stock awards	—	—	29,317

Average number of Class A and Class T shares outstanding - diluted	24,139,414	24,201,985	23,014,111
Earnings per common share:
Basic	$(0.78)	$(0.13)	$0.26
Diluted	$(0.78)	$(0.13)	$0.26
The following table presents the weighted average Series A Convertible Preferred Stock, Class A and
Class A-1
OP Units, unvested LTIP Units, and unvested restricted stock awards, that were excluded from the computation of diluted earnings per share above as their effect would have been antidilutive for the respective periods, and was calculated using the two-class,
treasury stock or
if-converted
method, as applicable:

	For the Year Ended December 31,
	2024	2023	2022
	Equivalent Shares (if converted)	Equivalent Shares (if converted)	Equivalent Shares (if converted)
Series A Convertible Preferred Stock	4,690,432	4,690,432	4,690,432
Class A and Class A-1 OP Units	3,303,204	3,210,002	2,916,924
Unvested LTIP Units	97,341	103,385	98,214
Unvested restricted stock awards	6,779	14,993	—

	8,097,756	8,018,812	7,705,570

8

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Recently Adopted Accounting Guidance
In November 2023, the FASB issued ASU
2023-07,
“Segment Reporting (Topic 280).” The guidance in ASU
2023-07
was issued to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU
2023-07
was adopted during the year ended December 31, 2024. Other than the required incremental disclosures, adoption did not have a material impact on our consolidated financial statements or related disclosures.
Recently Issued Accounting Guidance
In December 2023, the FASB issued ASU
2023-09,
“Income Taxes (Topic 740).” The guidance in ASU
2023-09
was issued to provide investors with information to better assess how an entity’s operations and related tax risks, tax planning and operational opportunities affect its tax rate and prospects for future cash flows. The amendment becomes effective for fiscal years beginning after December 15, 2024. We are currently evaluating the impact upon adoption of the new standard on our consolidated financial statements and related disclosures.
In March 2024, the FASB issued ASU
2024-01,
“Compensation–Stock Compensation (Topic 718).” ASU
2024-01
adds illustrative guidance in ASC 718 and was issued to reduce complexity in determining whether a profits interest award is subject to the guidance in Topic 718, and to reduce existing diversity in practice. ASU
2024-01
clarifies how to determine whether profits interest and similar awards should be accounted for as a share-based payment arrangement under ASC 718, or as a cash bonus or profit-sharing arrangement under ASC 710 or other guidance, and applies to all reporting entities that account for profits interest awards as compensation to employees or non-employees.
The amendment becomes effective for annual periods beginning after December 15, 2024, including interim periods within those annual periods, with early adoption permitted. The amendments should be applied either retrospectively to all prior periods presented in the financial statements, or prospectively to profits interest and similar awards granted or modified on or after the adoption date. Upon adoption, we do not anticipate that this ASU will have a material impact on our consolidated financial statements and related disclosures.
In November 2024, the FASB issued ASU
2024-03,
“Disaggregation of Income Statement Expenses (Topic 220).” The guidance in ASU
2024-03
was issued to provide investors with more disaggregated information about an entity’s expenses. In January 2025, the FASB issued ASU
2025-01
for the sole purpose of clarifying the effective date of ASU
2024-03.
The amendment becomes effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. We are currently evaluating the impact upon adoption of the new standard on our consolidated financial statements and related disclosures.

F-

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Note 3. Real Estate Facilities
The following summarizes the activity in real estate facilities during the years ended December 31, 2024 and 2023 (in thousands):

Real estate facilities
Balance at December 31, 2022	$1,887,206
Acquisitions	23,697
Impact of foreign exchange rate changes and other	4,342
Improvements and additions	9,501

Balance at December 31, 2023	1,924,746
Acquisitions	180,559
Casualty loss (1)	(6,541)
Impact of foreign exchange rate changes and other	(16,374)
Improvements and additions	8,806

Balance at December 31, 2024	$2,091,196

Accumulated depreciation
Balance at December 31, 2022	$(202,683)
Depreciation expense	(52,620)
Impact of foreign exchange rate changes	(541)

Balance at December 31, 2023	(255,844)
Casualty loss (1)	1,913
Depreciation expense	(53,975)
Impact of foreign exchange rate changes and other	2,774

Balance at December 31, 2024	$(305,132)

(1)
Hurricane Helene caused record flooding in late September 2024 in Asheville, North Carolina. One of our 14 wholly-owned properties in this market was severely flooded. As a result of the flooding and related damage, we recorded a net casualty loss related to the flooded property of approximately $4.6 million during the year ended December 31, 2024, to write-off
the carrying value. We expect to rebuild and therefore we believe it is probable that we will receive insurance proceeds to offset the casualty loss and we recorded a receivable related to our pending insurance claim amounts as of December 31, 2024. There is no assurance as to when this property will be rebuilt or the performance of this property upon completion or stabilization. The casualty loss was completely offset in our consolidated statements of operations by such expected recovery. Any amount of insurance recovery related to the property damage in excess of the casualty loss incurred is considered a gain contingency, and would be recognized upon final settlement of the claims.

F-3
0

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Self Storage Facility Acquisitions
The following table summarizes the purchase price allocation for the real estate related assets acquired during the year ended
De
cember 31, 2024 (in thousands):

Acquisition	Acquisition Date	Occupancy Upon Acquisition (1)	Real Estate Assets	Intangibles	Total (2)	2024 Revenue (3)	2024 Net Operating Income (3)(4)
Colorado Springs II	4/10/2024	86%	$9,841	$675	$10,516	$693	$428
Spartanburg	7/16/2024	94%	12,831	401	13,232	519	289
Miami	9/24/2024	96%	30,408	753	31,161	410	228
Nantucket	11/20/2024	91%	9,239	348	9,587	73	56
Aurora V	12/11/2024	85%	14,067	600	14,667	77	35
San Jose	12/19/2024	98%	19,077	539	19,616	53	29
Washington, DC	12/19/2024	88%	17,598	694	18,292	48	26
Ladera Ranch (5)	12/20/2024	94%	67,498	2,532	70,030	158	116

			$180,559	$6,542	$187,101	$2,031	$1,207

(1)	Represent the approximate occupancy percentage of the property at the time of acquisition.
(2)	The allocation noted above is based on a determination of the relative fair value of the total consideration provided and represents the amount paid including capitalized acquisition costs.
(3)	The operating results of the self storage properties acquired have been included in our consolidated statements of operations since their acquisition dates.
(4)	Net operating income excludes corporate general and administrative expenses, interest expense, depreciation, amortization and acquisition related expenses.
(5)	See Note 5 – Debt, for additional information pertaining to a loan issued in connection with the acquisition of this self storage property.
SST IV Merger
On March 17, 2021, we closed on our merger with SST IV (the “SST IV Merger”). On such date, (the “SST IV Merger Date”), we acquired all of the real estate owned by SST IV, consisting primarily of (i) 24 self storage facilities, and (ii) SST IV’s 50% equity interest in six unconsolidated real estate ventures located in the Greater Toronto Area of Ontario, Canada. As a result of the SST IV Merger, we issued approximately 5.8 million Class A Shares to the former SST IV stockholders.
SSGT II Merger
On June 1, 2022, we closed on the SSGT II Merger. On such date, (the “SSGT II Merger Date”), we acquired all of the real estate owned by SSGT II, consisting primarily of (i) 10 wholly-owned self storage facilities, and (ii) SSGT II’s 50% equity interest in three unconsolidated real estate ventures located in the Greater Toronto Area of Ontario, Canada. We issued approximately 2.9 million Class A Shares to the former SSGT II stockholders in connection with the SSGT II Merger.

F-3
1

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Potential Acquisitions
As of March 12, 2025, we, through our wholly-owned subsidiaries were party to a purchase and sale agreement with unaffiliated third parties for the acquisition of three self storage facilities and one parcel of land located in Canada, which had not closed as of December 31, 2024. The total purchase price for these properties was approximately $61.1 million, plus closing costs. There can be no assurance that we will complete these acquisitions. If we fail to acquire these properties, in addition to the incurred acquisition costs, we may also forfeit earnest money of approximately $2.3 million as a result.
We may assign some or all of the above purchase and sale agreements to one or more of our Managed REITs.
Note 4. Investments in Unconsolidated Real Estate Ventures
Nantucket Joint Venture
On July 18, 2024, we entered into a joint venture arrangement with an unaffiliated third party to develop a self storage property in Nantucket, Massachusetts (the “Nantucket Joint Venture”). On such date we agreed to purchase a minority ownership in the property of approximately 38%, and immediately funded approximately $4.9 million. Upon completion of development, we expect to serve as property manager of the self storage property. This investment is accounted for pursuant to the equity method of accounting as we have the ability to exercise influence, but not control. As of December 31, 2024, the carrying value of this investment was approximately $6.0 million.
SmartCentres Joint Ventures
As a result of the SST IV Merger on March 17, 2021, we acquired six self storage real estate joint ventures located in the Greater Toronto Area of Ontario, Canada, all of which were operating properties as of December 31, 2024.
As a result of the SSGT II Merger on June 1, 2022, we acquired three self storage real estate joint ventures located in the Greater Toronto Area of Ontario, Canada, all of which were operating as of December 31, 2024.
On May 25, 2022, we, as 50% owner and SmartCentres as the other 50% owner of a joint venture subsidiary, purchased a single tenant industrial building located in the city of Burnaby, British Columbia (the “Regent Property”), that we and SmartCentres intend to develop into a self storage facility in the future.
On January 12, 2023, we as 50% owner and SmartCentres as the other 50% owner of a joint venture subsidiary, purchased a parcel of land in Whitby, Ontario, (the “Whitby Property”), that we and SmartCentres developed into a self storage facility that became operational in January 2024.
These joint venture agreements are with a subsidiary of SmartCentres, an unaffiliated third party, to acquire, develop, and operate self storage facilities.
For the years ended December 31, 2024 and 2023, we recorded a net aggregate loss of approximately $1.4 million and $1.6 million respectively, from our equity in earnings related to our unconsolidated real estate ventures in Canada.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The following table summarizes our 50% ownership interests in investments in unconsolidated real estate ventures in Canada (the “Canadian JV Properties”):

Canadian JV Property	Date Real Estate Venture Became Operational	Carrying Value of Investment as of December 31, 2024	Carrying Value of Investment as of December 31, 2023
Dupont (1)(6)	October 2019	$3,358	$3,975
East York (2)(6)	June 2020	4,945	5,663
Brampton (2)(6)	November 2020	1,533	1,975
Vaughan (2)(6)	January 2021	2,019	2,297
Oshawa (2)(6)	August 2021	938	1,275
Scarborough (2)(5)	November 2021	1,969	2,343
Aurora (1)(5)	December 2022	1,935	2,481
Kingspoint (2)(5)	March 2023	3,299	3,947
Whitby (4)	January 2024	7,661	7,076
Markham (1)(7)	May 2024	2,470	2,064
Regent (3)	Under Development	2,655	2,736

		$32,782	$35,832

(1)	These joint venture properties were acquired through the SSGT II Merger, which closed on June 1, 2022.
(2)	These joint venture properties were acquired through the SST IV Merger, which closed on March 17, 2021.
(3)	This property was occupied pursuant to a single tenant industrial lease until October 2024. The joint venture plans to develop this property into a self storage facility in the future.
(4)	This property was acquired on January 12, 2023 in connection with a purchase agreement assumed in the SSGT II Merger.
(5)	As of December 31, 2024, these properties were encumbered by first mortgages pursuant to the RBC JV Term Loan II (defined below).
(6)	As of December 31, 2024, these properties were encumbered by first mortgages pursuant to the RBC JV Term Loan (defined below).
(7)	This property is encumbered by a first mortgage pursuant to the SmartCentres Financings (defined below).
As of December 31, 2024, we had ownership interests in the 11 Canadian JV Properties, and one unconsolidated real estate development project in Nantucket, Massachusetts, the Nantucket Joint Venture, collectively (the “JV Properties”).
RBC JV Term Loan II
On July 17, 2024, three of our joint ventures with SmartCentres closed on a $46.0 million CAD term loan (the “RBC JV Term Loan II”) with Royal Bank Canada (“RBC”) pursuant to which three of our joint venture subsidiaries that each own 50% of a Canadian JV Property serve as borrowers (the “RBC Borrowers II”). The RBC JV Term Loan II is secured by first mortgages on three of the Canadian JV Properties which were previously encumbered by the SmartCentres Financings. The maturity date of the RBC JV Term Loan II is November 3, 2025, which may be requested to be extended by one additional year at the sole discretion of RBC and subject to certain conditions. Interest on the RBC JV Term Loan is a fixed annual rate of 4.97%, and payments are interest only during the term of the loan.
We and SmartCentres each serve as a full recourse guarantor with respect to 50% of the secured obligations under the RBC JV Term Loan II. The RBC JV Term Loan II contains certain customary representations and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

warranties, affirmative, negative and financial covenants, and events of default. Pursuant to the terms of the RBC JV Term Loan II, a failure by either us or SmartCentres to observe any negative covenant under each of our respective (and separate) credit facilities (“Separate Credit Facilities”) would be an event of default under the RBC JV Term Loan II. We and SmartCentres entered into a separate Cross-Indemnity Agreement pursuant to which we and SmartCentres have each agreed to indemnify the other party with respect to any claims arising from a breach or default of the other party pursuant to the RBC JV Term Loan II or the Separate Credit Facilities.
The net proceeds from the RBC JV Term Loan II, in combination with cash on hand were used to fully repay the allocated loan amounts of approximately $46.4 million CAD or approximately $34.1 million USD under the SmartCentres Financings for each of the three Canadian JV Properties.
As of December 31, 2024, there was approximately $46.0 million CAD or approximately $32.0 million USD outstanding on the RBC JV Term Loan II.
RBC JV Term Loan
On November 3, 2023, five of our joint ventures with SmartCentres closed on a $70 million CAD term loan (the “RBC JV Term Loan”) with RBC pursuant to which five of our joint venture subsidiaries that each own 50% of a Joint Venture property serve as borrowers (the “RBC Borrowers”). The RBC JV Term Loan is secured by first mortgages on five of the Canadian JV Properties which were previously encumbered by the SmartCentres Financings (as defined below). The maturity date of the RBC JV Term Loan is November 2, 2025, which may be requested to be extended by one additional year by the RBC Borrowers, subject to the approval of RBC in its sole and absolute discretion. Interest on the RBC JV Term Loan is a fixed annual rate of 6.21%, and payments are interest only during the term of the loan.
We and SmartCentres each serve as a full recourse guarantor with respect to 50% of the secured obligations under the RBC JV Term Loan. The RBC JV Term Loan contains certain customary representations and warranties, affirmative, negative and financial covenants, and events of default. Pursuant to the terms of the RBC JV Term Loan, a failure by either us or SmartCentres to observe any negative covenant under each of our Separate Credit Facilities would be an event of default under the RBC JV Term Loan; in addition, certain actions by either us or SmartCentres may trigger an event of default under the RBC JV Term Loan. We and SmartCentres entered into a separate Cross-Indemnity Agreement pursuant to which we and SmartCentres have each agreed to indemnify the other party with respect to any claims arising from a breach or default of the other party pursuant to the RBC JV Term Loan or the Separate Credit Facilities.
The majority of net proceeds from the RBC JV Term Loan were used to fully repay the allocated loan amounts of approximately $68.9 million CAD under the SmartCentres Financings (as defined below) for each of the five Canadian JV Properties.
As of December 31, 2024, $70.0 million CAD or approximately $48.7 million in USD, was outstanding on the RBC JV Term Loan.
SmartCentres Financings
In connection with the SST IV Merger, we, through our acquisition of the Oshawa, East York, Brampton, Vaughan, and Scarborough joint venture partnerships, also became party to a master mortgage commitment agreement (the “MMCA I”) with SmartCentres Storage Finance LP (the “SmartCentres Lender”) (the “SmartCentres Loan I”). The SmartCentres Lender is an affiliate of SmartCentres. On August 18, 2021, the Kingspoint Property was added to the MMCA I, increasing the available capacity.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

On June 1, 2022, in connection with the SSGT II Merger, we assumed another loan with the SmartCentres Lender. SSGT II had previously entered into a master mortgage commitment agreement on April 30, 2021, which was subsequently modified on October 22, 2021 (the “MMCA II”), with the SmartCentres Lender in the amount of up to approximately $34.3 million CAD (the “SmartCentres Loan II”) (collectively with SmartCentres Loan I, the “SmartCentres Financings”). The borrowers under the SmartCentres Loan II are the joint venture entities in which we (SSGT II prior to June 1, 2022), and SmartCentres each hold a 50% limited partnership interest with respect to the Dupont and Aurora joint venture properties. In connection with the SmartCentres Loan II assumption, we became a recourse guarantor for 50% of the SmartCentres Financings. On September 13, 2022, the Markham Property was added to the MMCA II, increasing the available capacity.
The SmartCentres Loan I and SmartCentres Loan II have an accordion feature such that borrowings pursuant thereto may be increased up to approximately $120 million CAD each, subject to certain conditions set forth in the MMCA I and MMCA II agreements. Additionally, pursuant to the MMCA I and MMCA II agreements, the collective borrowings between all SmartCentres Financings, and loans made by the SmartCentres Lender to our affiliates, are limited to an overall combined capacity of $120 million CAD.
The SmartCentres Financings were amended on May 13, 2024, extending the maturity date to May 11, 2026, among other changes. Monthly interest payments initially increase the outstanding principal balance. Upon a Canadian JV Property generating sufficient net cash flow, the SmartCentres Financings provide for the commencement of quarterly payments of interest. The borrowings advanced pursuant to the SmartCentres Financings may be prepaid without penalty, subject to certain conditions set forth in the MMCA I and MMCA II.
The SmartCentres Financings contain customary affirmative and negative covenants, agreements, representations, warranties and borrowing conditions (including a loan to value ratio of no greater than 70% with respect to each Canadian JV Property) and events of default, all as set forth in the MMCA I and MMCA II. We serve as a full recourse guarantor with respect to 50% of the SmartCentres Financings. As of December 31, 2024, the joint ventures were in compliance with all such covenants.
On July 17, 2024, three of our joint ventures with SmartCentres closed on a $46.0 million CAD term loan with RBC pursuant to which three of our joint venture subsidiaries that each own 50% of a Canadian JV Property serve as borrowers. The RBC JV Term Loan II is secured by first mortgages on three of the Canadian JV Properties which were previously encumbered by the SmartCentres Financings. The net proceeds from such loan were used to fully repay the allocated loan amounts of approximately $46.4 million CAD or approximately $34.1 million USD under the SmartCentres Financings for each of the three Canadian JV Properties.
Interest on the SmartCentres Financings is a variable annual rate equal to the aggregate of: (i) the BA Equivalent Rate, plus: (ii) a margin based on the External Credit Rating, plus (iii) a margin under the Senior Credit Facility, each as defined and described further in the MMCA I and MMCA II. As of December 31, 2024, the total interest rate was approximately 6.32%.
As of December 31, 2024, approximately $18.7 million CAD or approximately $13.0 million in USD, was outstanding on the SmartCentres Financings. As of December 31, 2023, approximately $57.3 million CAD or approximately $43.3 million USD was outstanding on the SmartCentres Financings. The proceeds of the SmartCentres Financings have been and will generally be used to finance the acquisition, development, and construction of the Canadian JV Properties.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Note 5. Debt
Our debt is summarized as follows (in thousands):

Loan	December 31, 2024	December 31, 2023	Interest Rate	Maturity Date
2025 KeyBank Acquisition Facility	$100,200	$—	7.34%	11/19/2025
KeyBank CMBS Loan (1)	89,240	91,042	3.89%	8/1/2026
Ladera Office Loan	3,736	3,833	4.29%	11/1/2026
Credit Facility	614,831	—	6.44%	2/22/2027
2027 NBC Loan (6) (7)	51,425	—	5.82%	3/7/2027
KeyBank Florida CMBS Loan (2)	49,915	50,751	4.65%	5/1/2027
2027 Ladera Ranch Loan	42,000	—	5.00%	12/5/2027
2028 Canadian Term Loan (6) (8)	76,527	82,973	6.41%	12/1/2028
CMBS Loan (3)	104,000	104,000	5.00%	2/1/2029
SST IV CMBS Loan (4)	40,500	40,500	3.56%	2/1/2030
2032 Private Placement Notes (5)	150,000	150,000	5.28%	4/19/2032
Former Credit Facility Term Loan	—	250,000
Former Credit Facility Revolver	—	318,688
Discount on secured debt, net	(1,570)	(80)
Debt issuance costs, net	(3,369)	(4,306)

Total debt	$1,317,435	$1,087,401

(1)
This fixed rate loan encumbers 29 properties (Whittier, La Verne, Santa Ana, Upland, La Habra, Monterey Park, Huntington Beach, Chico, Lancaster I, Riverside, Fairfield, Lompoc, Santa Rosa, Federal Heights, Aurora, Littleton, Bloomingdale, Crestwood, Forestville, Warren I, Sterling Heights, Troy, Warren II, Beverly, Everett, Foley, Tampa, Boynton Beach, and Lancaster II) with monthly interest only payments until September 2021, at which time both interest and principal payments became due monthly. The separate assets of these encumbered properties are not available to pay our other debts, and we serve as a non-recourse
guarantor under this loan.

(2)
This fixed rate loan encumbers five properties (Pompano Beach, Lake Worth, Jupiter, Royal Palm Beach, and Delray) with monthly interest only payments until June 2022, at which time both interest and principal payments became due monthly. The separate assets of these encumbered properties are not available to pay our other debts.

Subsequent to December 31, 2024, on February 4, 2025, we completed a series of transactions whereby we (i) defeased this loan (the “Defeasance”), (ii) exercised the accordion rights under the Credit Facility to increase commitments by $50 million to a total of $700 million and simultaneously drew approximately $51 million, and (iii) in connection with the completion of the Defeasance, executed joinders to add the five properties previously encumbered by the KeyBank Florida CMBS Loan onto the Credit Facility.

(3)
This fixed rate, interest only loan encumbers 10 properties (Myrtle Beach I, Myrtle Beach II, Port St. Lucie, Plantation, Sonoma, Las Vegas I, Las Vegas II, Las Vegas III, Ft Pierce, and Nantucket Island). The separate assets of these encumbered properties are not available to pay our other debts, and we serve as a non-recourse
guarantor under this loan.

(4)
On March 17, 2021, in connection with the SST IV Merger, we assumed a $40.5 million fixed rate CMBS financing with KeyBank as the initial lender pursuant to a mortgage loan (the “SST IV CMBS Loan”). This fixed rate loan encumbers seven properties owned by us (Jensen Beach, Texas City, Riverside, Las Vegas IV, Puyallup, Las Vegas V, and Plant City). The separate assets of these encumbered properties are not

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

available to pay our other debts, and we serve as a
non-recourse
guarantor under this loan. The loan has a maturity date of February 1, 2030. Monthly payments due under the loan agreement (the “SST IV CMBS Loan Agreement”) are interest only, with the full principal amount becoming due and payable on the maturity date.
(5)
As of March 31, 2023, a Total Leverage Ratio Event (as defined below) had occurred, and the interest rate on such Note increased to 5.28% prospectively. For additional information regarding this loan, see 2032 Private Placement Notes below.

(6)	The amounts shown above are in USD based on the foreign exchange rate in effect as of the date presented.
(7)
This loan incurs interest at an all in rate of CORRA (as defined further below under the section entitled “2027 NBC Loan”), plus a CORRA adjustment of approximately 0.30%, plus a spread of 2.20%. The effective interest rate on this loan is 6.42%
when factoring the effects of a CORRA Swap which we entered into with the National Bank of Canada Financial Inc. for the initial term of the loan. The Dufferin, Oakville II, Burlington II, Iroquois Shore Rd, and Stoney Creek I properties are encumbered by this loan. See Note 7 – Derivative Instruments for additional information.

(8)
On November 16, 2023, we, through eight of our wholly-owned Canadian subsidiaries entered into a term loan (the “2028 Canadian Term Loan”) with affiliates of QuadReal Finance LP, receiving net proceeds of $110.0 million CAD on such date. The 2028 Canadian Term Loan is secured by eight Canadian properties, has a maturity date of December 1, 2028, and carries a fixed interest rate for the term of the loan of 6.41%. The first two years of the Canadian Term Loan are interest only, after which it requires monthly amortizing payments based on a
25-year
amortization schedule.

The weighted average interest rate on our consolidated debt, excluding the impact of our interest rate hedging activities, as of December 31, 2024, was approximately 5.9%. We are subject to certain restrictive covenants relating to the outstanding debt, and as of December 31, 2024, we were in compliance with all such covenants.
2027 Ladera Ranch Loan
On December 20, 2024, in connection with our acquisition of the Ladera Ranch Property from Extra Space Storage, we, through a wholly-owned subsidiary, entered into a loan with Extra Space Storage LP, as lender, with a loan amount of $42.0 million (the “2027 Ladera Ranch Loan”). The loan is interest only with a fixed rate of 5.0% per annum, has a maturity date of December 5, 2027, and is secured by the Ladera Ranch Property. An origination fee of 3% or approximately $1.3 million was paid at closing. We also provided a non-recourse
guaranty to Extra Space Storage LP in connection with this loan.
See Note 6 – Preferred Equity, for additional information regarding our other pre-existing
relationship with this seller/lender.
2025 KeyBank Acquisition Facility
On November 19, 2024, we entered into a credit agreement with KeyBank with a maximum total commitment of $175 million (the “2025 KeyBank Acquisition Facility”). Upon the closing of the 2025 KeyBank Acquisition Facility, we immediately borrowed approximately $15 million, which was used to fund the acquisition of
a
self storage facility. In December 2024, we borrowed an additional approximately $85.2 million, which was used to fund the acquisition of three self storage facilities.
Subsequent to December 31, 2024, in January of 2025, we borrowed an additional approximately $74.8 million, which was used to fund the acquisition of two self storage facilities. As such, the maximum

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

commitment of $175 million was borrowed, and no further draws could be made in connection with the credit agreement.
The maturity date of the 2025 KeyBank Acquisition Facility is November 19, 2025, and includes a six-month
extension option, subject to the payment of an extension fee of 0.20% on the aggregate amount of the then-outstanding commitments for such extension, and it may be prepaid or terminated at any time without penalty; provided, however, that the lenders shall be indemnified for certain breakage costs.
Amounts borrowed under the 2025 KeyBank Acquisition Facility bear interest based on the type of borrowing (either Base Rate Loans, Daily Simple SOFR Loans, or Term SOFR Loans, each as defined in the 2025 KeyBank Acquisition Facility). Base Rate Loans bear interest at the lesser of (x) the Base Rate (as defined in the 2025 KeyBank Acquisition Facility) plus the applicable rate, or (y) the maximum rate. Daily Simple SOFR Loans bear interest at the lesser of (a) Adjusted Daily Simple SOFR (as defined in the 2025 KeyBank Acquisition Facility) plus the applicable rate, or (b) the maximum rate. Term SOFR Loans bear interest at the lesser of (a) Term SOFR (as defined in the 2025 KeyBank Acquisition Facility) for the interest period in effect plus the applicable rate, or (b) the maximum rate. The corresponding applicable rate is (i) prior to the extension period, if any (A) 275 basis points for Daily Simple SOFR Loans and Term SOFR Loans and (B) 175 basis points for Base Rate Loans, and (ii) after the extension period, if any (A) 325 basis points for Daily Simple SOFR Loans and Term SOFR Loans and (B) 225 basis points for Base Rate Loans. The initial advance under the 2025 KeyBank Acquisition Facility was a Daily Simple SOFR Loan that bears interest at 275 basis points over Adjusted Daily Simple SOFR.
The 2025 KeyBank Acquisition Facility is fully recourse, jointly and severally, to us, the borrower, and certain of our subsidiaries (each, a “Subsidiary Guarantor”). In connection with the 2025 KeyBank Acquisition Facility, each of the Company and any Subsidiary Guarantor executed a guaranty in favor of the Lenders. It is an event of default under the 2025 KeyBank Acquisition Facility if (a) there is a payment default by us, the borrower or any Subsidiary Guarantor under any recourse debt for borrowed money, or (b) there is a payment default by us or any of our subsidiaries under any non-recourse
debt of at least $75 million.
The 2025 KeyBank Acquisition Facility is initially secured by: (i) a pledge of equity interests in each Subsidiary Guarantor and (ii) a pledge of all net proceeds from any capital event of us or our subsidiaries, which includes equity issuances, sales of properties and refinancing of indebtedness.
The 2025 KeyBank Acquisition Facility contains certain customary representations and warranties, affirmative, negative and financial covenants, borrowing conditions, and events of default. The financial covenants imposed on us are the same as the financial covenants imposed by our amended and restated revolving credit facility with KeyBank and certain other lenders party thereto, dated February 22, 2024. The negative covenants include, among other things, a restriction on our ability to obtain additional recourse financing in the future with limited exceptions. If an event of default occurs and continues, we are subject to certain actions by the administrative agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the 2025 KeyBank Acquisition Facility.
2025 KeyBank Bridge Loan
On July 31, 2024, we entered into a bridge loan with KeyBank for up to $45.0 million (the “2025 KeyBank Bridge Loan”) which was originally otherwise due on July 31, 2025. At closing, we drew $20.0 million.
The 2025 KeyBank Bridge Loan was completed in connection with SSGT III’s acquisition of two self storage facilities on July 31, 2024, whereby our Operating Partnership provided a similar bridge loan to an

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

indirect wholly-owned subsidiary of SSGT III for $20.0 million (the “SSGT III Bridge Loan”) to facilitate SSGT III’s closing on such properties. An indirect wholly-owned subsidiary of SSGT III is sponsoring a private offering of beneficial interests in a Delaware statutory trust (“DST”) relating to the two properties. We, through a newly formed subsidiary of SmartStop REIT Advisors, LLC (“SRA”), serve as property manager of both of these properties.
The 2025 KeyBank Bridge Loan incurred interest based on adjusted daily simple SOFR plus 275 basis points. The SSGT III Bridge Loan incurred interest based on adjusted daily simple SOFR plus 300 basis points. The SSGT III Bridge Loan was secured by an indirect pledge of equity in the entity sponsoring the private DST offering relating to the two properties mentioned above, as well as a full guaranty by SSGT III OP. As such sponsor entity sold such DST interests, it was required to utilize such net proceeds to pay down the SSGT III Bridge Loan and we were similarly required to use such net proceeds to pay down the 2025 KeyBank Bridge Loan.
As of December 31, 2024, we had fully repaid the 2025 KeyBank Bridge Loan, and no longer had the ability to draw additional funds pursuant to this loan.
As of December 31, 2024, the SSGT III Bridge Loan had a remaining amount due of approximately $2.9 million, such loan was repaid in full in January 2025.
Credit Facility
On February 22, 2024, we through our Operating Partnership (the “Borrower”), entered into an amended and restated revolving credit facility with KeyBank, National Association, as administrative agent and collateral agent, certain others listed as joint book runners, joint lead arrangers, syndication agents and documentation agents, and certain other lenders party thereto, (the “Credit Facility”). The Credit Facility replaced the Former Credit Facility (defined below) the Company entered into on March 17, 2021, and has a maturity date of February 22, 2027.
As of December 31, 2024, the aggregate commitment of the Credit Facility is $650 million. The Borrower may increase the commitment amount available under the Credit Facility by an additional $850 million, for a total potential maximum aggregate amount of $1.5 billion, subject to certain conditions. The Credit Facility also includes sublimits of (a) up to $25 million for letters of credit and (b) up to $25 million for swingline loans; each of these sublimits are part of, and not in addition to, the amounts available under the Credit Facility. Borrowings under the Credit Facility may be in either USD or CAD. Upon the closing of the Credit Facility, we immediately drew down an aggregate amount of $576 million, which was used primarily to pay off the amounts outstanding under the Former Credit Facility.
The maturity date of the Credit Facility is February 22, 2027, subject to a one-year
extension option, subject to the payment of an extension fee of 0.20% on the aggregate amount of the then-outstanding revolving commitments for such extension, and it may be prepaid or terminated at any time without penalty; provided, however, that the lenders shall be indemnified for certain breakage costs.
Amounts borrowed under the Credit Facility bear interest based on the type of borrowing (either Base Rate Loans, Daily Simple SOFR Loans, Term SOFR Loans or CORRA Loans, each as defined in the Credit Facility). Base Rate Loans bear interest at the lesser of (x) the Base Rate (as defined in the Credit Facility) plus the applicable rate, or (y) the maximum rate. Daily Simple SOFR Loans bear interest at the lesser of (a) Adjusted Daily Simple SOFR (as defined in the Credit Facility) plus the applicable rate, or (b) the maximum rate. Term

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

SOFR Loans bear interest at the lesser of (a) Term SOFR (as defined in the Credit Facility) for the interest period in effect plus the applicable rate, or (b) the maximum rate. CORRA Loans bear interest at the lesser of (a) Adjusted Daily Simple CORRA (as defined in the Credit Facility) plus the applicable rate, or (b) the maximum rate. The corresponding applicable rate varies between (i) prior to a Security Interest Termination Event (defined below), 165 basis points to 230 basis points for Daily Simple SOFR Loans, Term SOFR Loans and CORRA Loans and between 65 basis points and 130 basis points for Base Rate Loans, in each case of this clause (i), depending on the consolidated leverage ratio of the Company and (ii) following a Security Interest Termination Event, 140 basis points to 225 basis points for Daily Simple SOFR Loans, Term SOFR Loans and CORRA Loans and between 40 basis points and 125 basis points for Base Rate Loans, in each case of this clause (ii), depending on the consolidated capitalization rate leverage ratio of the Company. Initial advances under the Credit Facility are Daily Simple SOFR Loans that bear interest at 175 basis points over Adjusted Daily Simple SOFR. The Credit Facility is also subject to an annual unused fee based upon the average amount of the unused portion of the Credit Facility, which varies from 15 bps to 25 bps, depending on the size of the unused amount, as well as whether a Security Interest Termination Event has occurred.
As of December 31, 2024, borrowings under the Credit Facility only bore interest based on Daily Simple SOFR. The rate spread above Daily Simple SOFR at which the Credit Facility incurs interest is subject to increase based on the consolidated leverage ratio. There are five leverage tiers under the Credit Facility, with the highest tier limited to a maximum leverage of 60% and a maximum spread of 230 basis points on the Credit Facility. During the three months ended December 31, 2024, our consolidated leverage ratio was within the second leverage tier, and this loan incurred interest at daily simple SOFR plus a spread of 1.85% and the SOFR Index Adjustment of 0.10%.
The Credit Facility is fully recourse, jointly and severally, to us, the Borrower, and certain of our subsidiaries (the “Subsidiary Guarantors”). In connection with the Credit Facility, we, the Borrower and the Subsidiary Guarantors executed guarantees in favor of the lenders. It is an event of default under the Credit Facility if (a) there is a payment default by us, the Borrower or any Subsidiary Guarantor under any recourse debt for borrowed money, (b) there is a payment default by us or any of its subsidiaries under any non-recourse
debt of at least $75 million or (c) prior to a Security Interest Termination Event, an event of default occurs under the 2032 Private Placement Notes.
The Credit Facility is currently secured by a pledge of equity interests in the Subsidiary Guarantors. However, upon the achievement of certain security interest termination conditions, the pledges shall be released and the Credit Facility shall become unsecured (the “Security Interest Termination Event”). The Security Interest Termination Event occurs at the Borrower’s election, once the Borrower satisfies all of the following security interest termination conditions: (i) a fixed charge coverage ratio of no less than 1.50:1.00; (ii) an unsecured interest coverage ratio of not less than 2.00:1.00; (iii) a consolidated capitalization rate leverage ratio of not greater than 60%; and (iv) a secured debt ratio of no greater than 40%. Following the occurrence of the Security Interest Termination Event, certain terms and conditions of the Credit Facility are modified, including, but not limited to: (i) in certain circumstances, a reduction in the applicable rate under the Credit Facility, (ii) the modification or addition of certain financial covenants, (iii) the addition of a floor of at least $25 million for any cross-defaulted recourse debt of us, Borrower or any Subsidiary Guarantor, and (iv) in certain circumstances, a reduction in the annual unused fee for the Credit Facility. The outstanding 2032 Private Placement Notes previously issued by us remain pari passu with the Credit Facility.
The Credit Facility contains certain customary representations and warranties, affirmative, negative and financial covenants, borrowing conditions, and events of default. In particular, the financial covenants imposed on us include: a maximum leverage ratio, a minimum fixed charge coverage ratio, a minimum tangible net worth,

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

certain limits on both secured debt and secured recourse debt, certain payout ratios of dividends paid to adjusted funds from operations, limits on unhedged variable rate debt, and minimum liquidity. If an event of default occurs and continues, the Borrower is subject to certain actions by the administrative agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the Credit Facility.
Subsequent to the initial draw on the Credit Facility, during the year ended December 31, 2024, we borrowed an additional approximately $94.0 million in order to fund our acquisitions of the Colorado Springs II, Spartanburg and Miami Properties, to lend to the Managed REITs, and to fund other general corporate activities.
During the year ended December 31, 2024, the Colorado Springs II Property, Spartanburg Property, Miami Property, and San Gabriel Property were added to the borrowing base of the Credit Facility.
As of December 31, 2024, 93 of our wholly-owned properties were encumbered by the Credit Facility, and we had borrowed approximately $615 million of the $650 million maximum potential current commitment of the Credit Facility. The availability of the Credit Facility is subject to certain calculations, including a debt service coverage ratio (“DSCR”) calculation which utilizes prevailing treasury rates within the calculation. As of December 31, 2024, based on the aforementioned and other borrowing base calculations, we had the ability to draw up to an additional approximately $7.3 million on the current capacity of the revolver.
Subsequent to December 31, 2024, on February 4, 2025, in connection with the completion of the Defeasance of the KeyBank Florida CMBS Loan, we exercised the accordion rights under the Credit Facility and were able to successfully increase commitments by $50 million to a total of $700 million and simultaneously drew approximately $51 million. Furthermore, in connection with the completion of the Defeasance, we executed joinders to add the five properties previously encumbered by the KeyBank Florida CMBS Loan onto the Credit Facility, and to remove one property in Asheville, North Carolina that was severely damaged by Hurricane Helene.
2027 NBC Loan
On March 7, 2024, we, through five of our wholly-owned Canadian subsidiaries (the “2027 NBC Loan Borrowers”), entered into a loan with National Bank of Canada Financial Inc. (“NBC”) as administrative agent, National Bank Financial as lead arranger and sole bookrunner, and certain other lenders party thereto (the “2027 NBC Loan”). On such date, we drew the maximum aggregate borrowing of
$75 million CAD pursuant to the 2027 NBC Loan. This loan is secured by the five properties owned by the 2027 NBC Loan Borrowers (the “Secured NBC Properties”).
Previously, four of the Secured NBC Properties were included in the borrowing base of the Credit Facility, and the other property was unencumbered. The net proceeds from the 2027 NBC Loan were used to pay down the Credit Facility by approximately $55.1 million USD, and accordingly, the respective four properties were released as collateral from the Credit Facility.
The 2027 NBC Loan has a maturity date of March 7, 2027, which may be extended for additional one-year
periods in the discretion of the lenders. The 2027 NBC Loan carries a variable interest rate based on either the Canadian Overnight Repo Rate Average (“CORRA”) or the Canadian Prime Rate. As of December 31, 2024, borrowings under the 2027 NBC Loan were subject to interest at the CORRA rate, plus a CORRA adjustment of approximately 0.30%, plus a spread of 2.20%.
On March 12, 2024, we entered into an interest rate swap agreement based on CORRA with NBC whereby, inclusive of the swap we fixed the interest rate on the NBC loan at 6.42% for the initial three year term of the

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

loan. The 2027 NBC Loan requires monthly amortizing principal and interest payments, which are based on a
25-year
amortization schedule. The 2027 NBC Loan may be prepaid, in whole or in part, at any time upon prior written notice to the lenders, subject to interest rate swap breakage costs. SmartStop and the 2027 NBC Loan Borrowers provided an ordinary course environmental indemnity in favor of NBC and the lenders. SmartStop serves as a non-recourse
guarantor, and each borrower provided a limited recourse guaranty up to the amount of the collateral pledged by it, under the 2027 NBC Loan.
2032 Private Placement Notes
On April 19, 2022, we as guarantor, and our Operating Partnership as issuer, entered into a note purchase agreement (the “Note Purchase Agreement”) which provides for the private placement of $150 million of 4.53% Senior Notes due April 19, 2032 (the “2032 Private Placement Notes”). The sale and purchase of the 2032 Private Placement Notes occurred in two closings, with the first of such closings having occurred on April 19, 2022 with $75 million aggregate principal amount of the 2032 Private Placement Notes having been issued on such date (the “First Closing”) and the second of such closings having occurred on May 25, 2022 with $75 million aggregate principal amount of the 2032 Private Placement Notes having been issued on such date (the “Second Closing”). Interest on each series of the 2032 Private Placement Notes is payable semiannually on the nineteenth day of April and October in each year.
Interest payable on the Notes was originally subject to a prospective 75 basis points increase, if, as of March 31, 2023, the ratio of total indebtedness to EBITDA (the “Total Leverage Ratio”) of the Company and its subsidiaries, on a consolidated basis, was greater than 7.00 to 1.00 (a “Total Leverage Ratio Event”).
As of March 31, 2023, such Total Leverage Ratio Event occurred, and our 2032 Private Placement Notes began accruing interest at a rate of 5.28%. The interest accruing on the 2032 Private Placement Notes will continue to accrue at 5.28% until such time as the Total Leverage Ratio is less than or equal to 7.00 to 1.00 for two consecutive fiscal quarters, upon such achievement, the applicable fixed interest rate will revert to 4.53% and remain at that interest rate through maturity, regardless of our future Total Leverage Ratio.
We are permitted to prepay at any time all, or from time to time, any part of the Notes in amounts not less than 5% of the 2032 Private Placement Notes then outstanding at (i) 100% of the principal amount so prepaid and (ii) the make-whole amount (as defined in the Note Purchase Agreement). The “Make-Whole Amount” is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the 2032 Private Placement Notes being prepaid over the amount of such 2032 Private Placement Notes. In addition, in connection with a change of control (as defined in the Note Purchase Agreement), the Operating Partnership is required to offer to prepay the 2032 Private Placement Notes at 100% of the principal amount plus accrued and unpaid interest thereon, but without the Make Whole Amount or any other prepayment premium or penalty of any kind. The Company must also maintain a debt rating of the 2032 Private Placement Notes by a rating agency.
The Note Purchase Agreement contains certain customary representations and warranties, affirmative, negative and financial covenants, and events of default that were substantially similar to the previously existing Former Credit Facility (defined below). The 2032 Private Placement Notes were issued on a pari passu basis with the Former Credit Facility, and are pari passu with the Credit Facility. As such, the Company and the Subsidiary Guarantors fully and unconditionally guarantee the Operating Partnership’s obligations under the 2032 Private Placement Notes. The 2032 Private Placement Notes were initially secured by a pledge of equity interests in the Subsidiary Guarantors on similar terms as the Former Credit Facility.
On April 26, 2024, we amended the Note Purchase Agreement dated April 19, 2022 (the “NPA Amendment”). The primary purpose of the NPA Amendment was to make certain conforming changes between

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

the Note Purchase Agreement and our recently amended and restated revolving credit facility, the Credit Facility. In particular, the NPA Amendment conformed certain of the definitions related to the financial tests that we are required to maintain, as well as certain of the property pool covenants we are required to satisfy, in the Note Purchase Agreement during the term thereof to those in the Credit Facility.
Former Credit Facility
On March 17, 2021, we, through our Operating Partnership (the “Borrower”), entered into a credit facility with KeyBank, National Association, as administrative agent, KeyBanc Capital Markets, Inc., Wells Fargo Securities, Citibank, N.A., and BMO Capital Markets, Corp., as joint book runners and joint lead arrangers, and certain other lenders party thereto (the “Former Credit Facility”).
The initial aggregate amount of the Former Credit Facility was $500 million, which consisted of a $250 million revolving credit facility (the “Former Credit Facility Revolver”) and a $250 million term loan (the “Former Credit Facility Term Loan”).
On October 7, 2021, the Borrower and lenders who were party to the Former Credit Facility amended the Former Credit Facility to increase the commitment on the Former Credit Facility by $200 million. In connection with the increased commitment, additional lenders were added to the Former Credit Facility. As a result of this amendment, the aggregate commitment on the Former Credit Facility was $700 million.
The Former Credit Facility was repaid in full on February 22, 2024 in connection with the establishment of the Credit Facility.
The following table presents the future principal payments required on outstanding debt as of December 31, 2024 (in thousands):

2025	$104,084
2026	94,189
2027	755,845
2028	73,756
2029	104,000
2030 and thereafter	190,500
Total payments	1,322,374
Discount on secured debt	(1,570)
Debt issuance costs, net	(3,369)

Total	$1,317,435

Note 6. Preferred Equity
Series A Convertible Preferred Stock
On October 29, 2019 (the “Commitment Date”), we entered into a preferred stock purchase agreement (the “Purchase Agreement”) with Extra Space Storage LP (the “Investor”), a subsidiary of Extra Space Storage Inc. (NYSE: EXR), pursuant to which the Investor committed to purchase up to $200 million in preferred shares (the aggregate shares to be purchased, the “Preferred Shares”) of our new Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), in one or more closings (each, a “Closing,” and collectively, the “Closings”). The initial closing (the “Initial Closing”) in the amount of $150 million occurred on the

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Commitment Date, and the second and final closing in the amount of $50 million occurred on October 26, 2020. We incurred approximately $3.6 million in issuance costs related to the Series A Convertible Preferred Stock, which were recorded as a reduction to Series A Convertible Preferred stock on our consolidated balance sheets.
The shares of Series A Convertible Preferred Stock rank senior to all other shares of our capital stock, including our common stock, with respect to rights to receive dividends and to participate in distributions or payments upon any voluntary or involuntary liquidation, dissolution or winding up of the Company. Dividends payable on each share of Series A Convertible Preferred Stock were initially equal to a rate of 6.25% per annum. The dividend rate increased by an additional 0.75% per annum to an aggregate of 7.0% per annum on October 29, 2024. The dividend rate will increase an additional 0.75% per annum each year thereafter to a maximum of 9.0% per annum until the tenth anniversary of the Initial Closing, unless the Series A Convertible Preferred Stock is redeemed or repurchased in full. The dividends are payable in arrears for the prior calendar quarter on or before the 15th day of March, June, September and December of each year. The Series A Convertible Preferred Stock has not been redeemed and therefore the dividend rate was increased to 7.0% per annum.
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Convertible Preferred Stock will be entitled to receive a payment equal to the greater of (i) aggregate purchase price of all outstanding Preferred Shares, plus any accrued and unpaid dividends (the “Liquidation Amount”) and (ii) the amount that would have been payable had the Preferred Shares been converted into common stock pursuant to the terms of the Purchase Agreement immediately prior to such liquidation.
Subject to certain additional redemption rights, as described herein, we have the right to redeem the Series A Convertible Preferred Stock for cash. The amount of such redemption will be equal to the Liquidation Amount. Upon the listing of our common stock on a national securities exchange (the “Listing”), we have the right to redeem any or all outstanding Series A Convertible Preferred Stock at an amount equal to the greater of (i) the amount that would have been payable had such Preferred Shares been converted into common stock pursuant to the terms of the Purchase Agreement immediately prior to the Listing, and then all of such Preferred Shares were sold in the Listing, or (ii) the Liquidation Amount. Upon a change of control event, we have the right to redeem any or all outstanding Series A Convertible Preferred Stock at an amount equal to the greater of (i) the amount that would have been payable had the Preferred Shares been converted into common stock pursuant to the terms of the Purchase Agreement immediately prior to such change of control or (ii) the Liquidation Amount. In addition, subject to certain cure provisions, if we fail to maintain our status as a real estate investment trust, the holders of Series A Convertible Preferred Stock have the right to require us to repurchase the Series A Convertible Preferred Stock at an amount equal to the Liquidation Amount with no Premium Amount.
Subject to our redemption rights in the event of a listing or change of control described above, the holders of Series A Convertible Preferred Stock have the right to convert any or all of the Series A Convertible Preferred Stock held by such holders into common stock at a rate per share equal to the quotient obtained by dividing the Liquidation Amount by the conversion price. The conversion price is $42.64, as may be adjusted in connection with stock splits, stock dividends and other similar transactions.
The holders of Series A Convertible Preferred Stock are not entitled to vote on any matter submitted to a vote of our stockholders, except that in the event that the dividend for the Series A Convertible Preferred Stock has not been paid for at least four quarters (whether or not consecutive), the holders of Series A Convertible Preferred Stock have the right to vote together with our stockholders on any matter submitted to a vote of our stockholders, upon which the holders of the Series A Convertible Preferred Stock and holders of common stock shall vote together as a single class. The number of votes applicable to a share of Series A Convertible Preferred

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Stock will be equal to the number of shares of common stock a share of Series A Convertible Preferred Stock could have been converted into as of the record date set for purposes of such stockholder vote. This foregoing limited voting right shall cease when all past dividend periods have been paid in full. In addition, the affirmative vote of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock is required in certain customary circumstances, as well as other circumstances, such as (i) our real estate portfolio exceeding a leverage ratio of 60%
loan-to-value,
(ii) entering into certain transactions with our Chief Executive Officer as of the Commitment Date, or his affiliates, (iii) effecting a merger (or similar) transaction with an entity whose assets are not at least 80% self storage related and (iv) entering into any line of business other than self storage and ancillary businesses, unless such ancillary business represents revenues of less than 10% of our revenues for our last fiscal year.
In connection with the issuance of the Series A Convertible Preferred Stock, we and the Investor also entered into an investors’ rights agreement (the “Investors’ Rights Agreement”) which provides the Investor with certain customary protections, including demand registration rights and “piggyback” registration rights with respect to our common stock issued to the Investor upon conversion of the Preferred Shares.
As of December 31, 2024, there were 200,000 Preferred Shares outstanding with an aggregate liquidation preference of approximately $203.4 million, which consists of $150 million from the Initial Closing, $50 million from a closing on October 26, 2020 and approximately $3.4 million of accumulated and unpaid distributions.
As of December 31, 2023, there were 200,000 Preferred Shares outstanding with an aggregate liquidation preference of approximately $203.2 million, which consists of $150 million from the Initial Closing, $50 million from a closing on October 26, 2020 and approximately $3.2 million of accumulated and unpaid distributions.
Note 7. Derivative Instruments
Interest Rate Derivatives
Our objectives in using interest rate derivatives are to add stability to our earnings (losses) and to manage our exposure to interest rate movements. To accomplish this objective, we have used interest rate swaps and caps as part of our interest rate risk management strategy.
For interest rate derivatives designated and qualified as a
hedge
for GAAP purposes, the change in the fair value of the effective portion of the derivative is recorded in accumulated other comprehensive income (loss) (“AOCI”) and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. Amounts reported in AOCI related to such derivatives will be reclassified to interest expense as interest payments are made on our variable rate debt. In addition, we classify cash flows from qualifying cash flow hedging relationships in the same category as the cash flows from the hedged items in our consolidated statements of cash flows. We do not use interest rate derivatives for trading or speculative purposes.
Interest rate derivatives not designated as hedges for GAAP are not speculative and are used to manage our exposure to interest rate movements and other identified risks but we have elected not to apply hedge accounting. Changes in the fair value of interest rate derivatives not designated in hedging relationships are recorded in other income (expense) within our consolidated statements of operations.
In connection with the 2027 NBC Loan borrowing, on March 12, 2024, we entered into a CORRA Swap with NBC with an initial notional amount of CAD $75,000,000 at a rate of 3.926% for the initial duration of the 2027 NBC Loan, maturing on March 7, 2027. The amortization of this swap corresponds with the amortizing principal payments on the related loan.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

On May 1, 2024, to hedge our exposure to potentially rising interest rates, we entered into three SOFR interest rate caps for a total of approximately $8.2 million, which hedge approximately $400 million of notional exposure. We initially deferred payment for these SOFR interest rate caps, and are recording these interest rate caps net of the remaining amount of such deferred payment liability on our balance sheet.
On December 30, 2024, we entered into a SOFR interest rate cap, which caps SOFR at 1.25% until maturity on July 1, 2025 for a notional amount of $100.2 million. The total cost for this interest rate cap was approximately $1.5 million, which was due and paid on January 2, 2025.
Foreign Currency Hedges
Our objectives in using foreign currency derivatives are to add stability to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar and to manage our exposure to exchange rate movements. To accomplish this objective, we have used foreign currency forwards and foreign currency options as part of our exchange rate risk management strategy. A foreign currency forward contract is a commitment to deliver a certain amount of currency at a certain price on a specific date in the future. By entering into the forward contract and holding it to maturity, we are locked into a future currency exchange rate in an amount equal to and for the term of the forward contract. A foreign currency option contract is a commitment by the seller of the option to deliver, solely at the option of the buyer, a certain amount of currency at a certain price on a specific date.
For derivatives designated as net investment hedges for GAAP purposes, the changes in the fair value of the derivatives are reported in AOCI. Amounts are reclassified out of AOCI into earnings when the hedged net investment is either sold or substantially liquidated. The change in the value of the designated portion of our settled and unsettled foreign currency hedges is recorded net in foreign currency hedge contract gain (loss) in our consolidated statements of comprehensive income (loss) in the related period.
The change in the value of the portion of our settled and unsettled foreign currency forwards that are not designated for hedge accounting for GAAP is recorded in other income (expense) within our consolidated statements of operations and represented a gain of approximately $5.0 million and $0.1 million for the years ended December 31, 2024 and 2023, respectively.
On November 16, 2023, we entered into a $30.0 million CAD currency forward with a maturity date of January 16, 2024, and a strike rate of 1.3782. On January 16, 2024 we rolled this hedge without any cash settlement, effectively extending the maturity date to February 16, 2024 at a strike rate of 1.3781. Additionally, on February 14, 2024 we further rolled this hedge without any cash settlement at a strike rate of 1.3781. This hedge ultimately matured on March 7, 2024 whereby we owed and paid approximately $0.5 million at settlement.
On April 12, 2024 we entered into a foreign currency hedge with a notional amount of $136.5 million CAD at a strike rate of 1.3648, which matures on April 11, 2025.
On December 30, 2024, in an effort to hedge the cash generated at our Canadian properties, we entered into four new foreign currency forwards; (i) one such hedge has a notional amount of $2.8 million CAD at a strike rate of 1.4412, and matured on February 27, 2025, (ii) the second hedge has a notional amount of $3.3 million CAD at a strike rate of 1.4363, maturing on May 27, 2025, (iii) the third hedge has a notional amount of $3.5 million CAD at a strike rate of 1.4312, maturing on August 27, 2025, (iv) the fourth hedge has a notional amount of $3.3 million CAD at a strike rate of 1.4261, maturing on November 28, 2025.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The following table summarizes the terms of our derivative financial instruments as of December 31, 2024 (in thousands):

	Notional Amount	Strike	Effective Date or Date Assumed	Maturity Date
Interest Rate Derivatives:
SOFR Cap (1)	$100,000	1.50%	May 1, 2024	May 1, 2025
SOFR Cap (1)	$100,000	2.00%	July 1, 2024	July 1, 2025
SOFR Cap	$100,200	1.25%	December 30, 2024	July 1, 2025
SOFR Cap	$100,000	4.75%	December 1, 2022	December 1, 2025
SOFR Cap (2)	$200,000	5.50%	December 2, 2024	December 1, 2026
CORRA Swap (3)	$73,918	3.93%	March 7, 2024	March 7, 2027
Foreign Currency Forwards:
CAD Forward (3)	$2,800	1.4412	December 30, 2024	February 27, 2025
CAD Forward (3)	$136,746	1.3648	April 12, 2024	April 11, 2025
CAD Forward (3)	$3,300	1.4363	December 30, 2024	May 27, 2025
CAD Forward (3)	$3,500	1.4312	December 30, 2024	August 27, 2025
CAD Forward (3)	$3,300	1.4261	December 30, 2024	November 28, 2025

(1)	We deferred payment on this SOFR cap until its maturity.
(2)	We deferred payment on this SOFR cap until January 2, 2025, at which point, monthly payments became due on the first of each month until the date of its maturity.
(3)	Notional amounts shown are denominated in CAD.
The following table summarizes the terms of our derivative financial instruments as of December 31, 2023 (in thousands):

	Notional Amount	Strike	Effective Date or Date Assumed	Maturity Date
Interest Rate Derivatives:
SOFR Cap	$125,000	2.00%	June 1, 2022	June 28, 2024
SOFR Cap	$100,000	4.75%	December 1, 2022	December 2, 2024
SOFR Cap	$100,000	4.75%	December 1, 2022	December 2, 2024
SOFR Cap	$100,000	4.75%	December 1, 2022	December 1, 2025
Foreign Currency Forwards:
CAD Forward (1)	$30,000	1.3782	November 16, 2023	January 16, 2024
CAD Forward (1)	$132,350	1.3273	July 5, 2023	April 12, 2024

(1)	Notional amounts shown are denominated in CAD.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The following table presents a gross presentation of the fair value of our derivative financial instruments as well as their classification on our consolidated balance sheets as of December 31, 2024 and 2023 (in thousands):

	Asset/Liability Derivatives Fair Value
Balance Sheet Location	December 31, 2024		December 31, 2023
Interest Rate Derivatives
Other assets	$1,523		$3,485
Accounts payable and accrued liabilities (1)	$6,591	(1)	$—
Foreign Currency Hedges
Other assets	$4,667		$—
Accounts payable and accrued liabilities	$39		$985

(1)
Included herein is approximately $8.2 million in deferred payments on certain of our SOFR interest rate caps, as well as the fair value of the related SOFR interest rate cap, along with the fair value of our CORRA swap.

The following tables present the effect of our derivative financial instruments on our consolidated statements of operations for the periods presented (in thousands):

	Gain (loss) recognized in OCI for the year ended December 31,		Location of amounts reclassified from OCI into income	Gain (loss) reclassified from OCI for the year ended December 31,
Type	2024	2023		2024	2023	2022
Interest Rate Swaps	$(1,011)	$—	Interest expense	$247	$51	$(305)
Interest Rate Caps	294	410	Interest expense	1,642	3,953	(140)
CAD Foreign Currency Forwards	3,617	(1,066)	N/A	—	—	—

	$2,900	$(656)		$1,889	$4,004	$(445)

Based on the forward rates in effect as of December 31, 2024, we estimate that approximately $0.9 million related to our qualifying cash flow hedges will be reclassified to increase interest expense during the next 12 months.
Note 8. Income Taxes
As a REIT, we generally will not be subject to U.S. federal income tax on taxable income that we distribute to our stockholders. However, certain of our consolidated subsidiaries are taxable REIT subsidiaries, which are subject to federal, state and foreign income taxes. We have filed an election to treat our primary TRS as a taxable REIT subsidiary effective January 1, 2014. In general, our TRS performs additional services for our customers and provides the advisory and property management services to the Managed REITs and otherwise generally engages in non-real
estate related business. The TRS is subject to corporate U.S. federal and state income tax. Additionally, we own and operate a number of self storage properties located throughout Canada, the income of which is generally subject to income taxes under the laws of Canada.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The domestic and international components of income (loss) before income taxes are presented for the years ended December 31, 2024, 2023, and 2022 (in thousands):

	For the year ended
	2024	2023	2022
Domestic	$(3,917)	$6,993	$20,546
Foreign	(486)	2,058	568

Income (loss) before income taxes	$(4,403)	$9,051	$21,114

The following is a summary of our income tax expense (benefit) for the years ended December 31, 2024, 2023, and 2022 (in thousands):

	For the year ended December 31, 2024
	Federal	State	Canadian	Total
Current	$18	$41	$580	$639
Deferred	258	4	583	845

Total	$276	$45	$1,163	$1,484

	For the year ended December 31, 2023
	Federal	State	Canadian	Total
Current	$191	$33	$480	$704
Deferred	(10)	(2)	(3,288)	(3,300)

Total	$181	$31	$(2,808)	$(2,596)

	For the year ended December 31, 2022
	Federal	State	Canadian	Total
Current	$171	$27	$321	$519
Deferred	(499)	(76)	(499)	(1,074)

Total	$(328)	$(49)	$(178)	$(555)

Income tax expense (benefit) is reconciled to the hypothetical amounts computed at the U.S. federal statutory income tax rate for the years ended December 31, 2024, 2023, and 2022 (in thousands):

	Year Ended December 31, 2024	Rate
Expected tax (benefit) at statutory rate	$(925)	21.0%
Non-taxable REIT (income) loss	1,134	-25.7%
State and local income tax expense - net of federal benefit	36	-0.8%
Foreign income taxed at different rates	(12)	0.3%
Change in valuation allowance	1,223	-27.8%
Other	28	-0.7%

Total income tax expense (benefit)	$1,484	-33.7%

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

	Year Ended December 31, 2023	Rate
Expected tax at statutory rate	$1,901	21.0%
Non-taxable REIT (income) loss	(1,243)	-13.7%
State and local income tax expense—net of federal benefit	25	0.3%
Foreign income taxed at different rates	131	1.5%
Change in valuation allowance	(3,410)	-37.7%

Total income tax expense (benefit)	$(2,596)	-28.7%

	Year Ended December 31, 2022	Rate
Expected tax at statutory rate	$4,434	21.0%
Non-taxable REIT (income) loss	(4,611)	-21.8%
State and local income tax expense—net of federal benefit	(39)	-0.2%
Foreign income taxed at different rates	48	0.2%
Change in valuation allowance	(417)	-2.0%
Other	30	0.1%

Total income tax expense (benefit)	$(555)	-2.6%

The major sources of temporary differences that give rise to the deferred tax effects are shown below (in thousands):

	December 31, 2024	December 31, 2023
Deferred tax liabilities:
Intangible contract assets	$(6)	$(18)
Canadian real estate	(9,163)	(9,887)

Total deferred tax liability	(9,169)	(9,905)

Deferred tax assets:
Other	1,687	1,267
Canadian real estate and non-capital losses	7,729	7,561

Total deferred tax assets	9,416	8,828

Valuation allowance	(1,891)	(667)

Net deferred tax liabilities	$(1,644)	$(1,744)

The Canadian
non-capital
losses expire between 2032 and 2044. As of December 31, 2024 and December 31, 2023, the Company had Canadian
non-capital
loss carry forwards of approximately $20.8 million and $24.9 million, respectively. As of December 31, 2024 and 2023, we had a valuation allowance of approximately $1.9 million and $0.7 million, respectively, related to non-capital
loss carry-forwards, non deductible interest expense carry-forwards, and basis differences at certain of our Canadian properties.
As of December 31, 2024 and 2023, we had no interest or penalties related to uncertain tax positions. The tax years 2020-2023 remain open to examination by the major taxing jurisdictions to which we are subject.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Note 9. Segment Disclosures
We operate in two reportable business segments: (i) self storage operations and (ii) our Managed REIT Platform business. Our self storage operations consist of our wholly-owned self storage facilities, primarily consisting of month-to-month
rental revenue and related ancillary revenue that these self storage facilities produce. Our Managed REIT Platform business consists of the various management services we perform for the Managed REITs, including the services performed related to our property management, asset management, and construction and development management contracts. The reportable segments offer different products and services to different customers and are therefore managed separately.
The chief operating decision maker (“CODM”) is our
chief executive officer
. Our CODM and other management regularly evaluate performance based upon segment operating income (“SOI”). For our self storage operations, SOI is defined as leasing and related revenues, less property level operating expenses. SOI for the Company’s Managed REIT Platform business represents Managed REIT Platform revenues less Managed REIT Platform expenses. Our CODM uses SOI when making decisions about allocating capital and personnel to the various segments. Property operating expenses represents a significant segment expense for purposes of evaluating performance of our self storage operations. Managed REIT Platform expense represents a significant segment expense for purposes of evaluating performance of the Company’s Managed REIT Platform. Such income statement amounts are reflected below in the calculation of SOI. On a quarterly basis, our CODM considers budget-to-actual
and
period-to-period
variances when evaluating company and segment performance in addition to other interim reviews.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The following tables summarize information for the reportable segments for the periods presented (in thousands):

	Year Ended December 31, 2024
	Self Storage	Managed REIT Platform	Corporate and Other	Total
Revenues:
Self storage rental revenue	$209,579	$—	$—	$209,579
Ancillary operating revenue	9,397	—	—	9,397
Managed REIT Platform revenue	—	11,383	—	11,383
Reimbursable costs from Managed REITs	—	6,647	—	6,647

Total revenues	218,976	18,030	—	237,006

Operating expenses:
Property operating expenses
Property taxes	21,070	—	—	21,070
Payroll	16,731	—	—	16,731
Advertising	5,664	—	—	5,664
Repairs & Maintenance	5,483	—	—	5,483
Utilities	5,090	—	—	5,090
Property Insurance	5,407	—	—	5,407
Administrative and professional	11,239	—	—	11,239

Total property operating expenses	70,684	—	—	70,684
Managed REIT Platform expense	—	3,982	—	3,982
Reimbursable costs from Managed REITs	—	6,647	—	6,647

Segment operating income	148,292	7,401	—	155,693

Other operating expenses:
General and administrative	—	—	29,948	29,948
Depreciation	54,218	—	957	55,175
Intangible amortization expense	810	125	—	935
Acquisition expenses	413	—	—	413

Total other operating expenses	55,441	125	30,905	86,471

Income (loss) from operations	92,851	7,276	(30,905)	69,222
Other income (expense):
Equity in earnings (losses) from investments in JV Properties	—	—	(1,380)	(1,380)
Equity in earnings (losses) from investments in Managed REITs	—	(1,414)	—	(1,414)
Other, net	(1,204)	—	(78)	(1,282)
Interest income	942	2,305	—	3,247
Interest expense	(71,868)	(292)	(165)	(72,325)
Loss on debt extinguishment	(471)	—	—	(471)
Income tax (expense) benefit	(1,175)	(265)	(44)	(1,484)

Net income (loss)	$19,075	$7,610	$(32,572)	$(5,887)

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

	Year Ended December 31, 2023
	Self Storage	Managed REIT Platform	Corporate and Other	Total
Revenues:
Self storage rental revenue	$206,494	$—	$—	$206,494
Ancillary operating revenue	8,827	—	—	8,827
Managed REIT Platform revenue	—	11,906	—	11,906
Reimbursable costs from Managed REITs	—	5,765	—	5,765

Total revenues	215,321	17,671	—	232,992

Operating expenses:
Property operating expenses
Property taxes	19,940	—	—	19,940
Payroll	15,775	—	—	15,775
Advertising	5,145	—	—	5,145
Repairs & Maintenance	4,749	—	—	4,749
Utilities	5,070	—	—	5,070
Property Insurance	4,297	—	—	4,297
Administrative and professional	10,387	—	—	10,387

Total property operating expenses	65,363	—	—	65,363
Managed REIT Platform expense	—	3,365	—	3,365
Reimbursable costs from Managed REITs	—	5,764	—	5,764

Segment operating income	149,958	8,542	—	158,500

Other operating expenses:
General and administrative	—	—	27,452	27,452
Depreciation	52,754	—	882	53,636
Intangible amortization expense	6,398	196	—	6,594
Acquisition expenses	193	—	—	193

Total other operating expenses	59,345	196	28,334	87,875

Income (loss) from operations	90,613	8,346	(28,334)	70,625
Other income (expense):
Equity in earnings (losses) from investments in JV Properties	—	—	(1,625)	(1,625)
Equity in earnings (losses) from investments in Managed REITs	—	(1,273)	—	(1,273)
Other, net	(149)	367	(449)	(231)
Interest income	367	2,993	—	3,360
Interest expense	(61,636)	—	(169)	(61,805)
Income tax (expense) benefit	2,401	(197)	392	2,596

Net income (loss)	$31,596	$10,236	$(30,185)	$11,647

F-5
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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

	Year Ended December 31, 2022
	Self Storage	Managed REIT Platform	Corporate and Other	Total
Revenues:
Self storage rental revenue	$191,750	$—	$—	$191,750
Ancillary operating revenue	8,446	—	—	8,446
Managed REIT Platform revenue	—	7,819	—	7,819
Reimbursable costs from Managed REITs	—	4,628	—	4,628

Total revenues	200,196	12,447	—	212,643

Operating expenses:
Property operating expenses
Property taxes	17,627	—	—	17,627
Payroll	13,997	—	—	13,997
Advertising	4,755	—	—	4,755
Repairs & Maintenance	4,658	—	—	4,658
Utilities	4,922	—	—	4,922
Property Insurance	3,020	—	—	3,020
Administrative and professional	9,458	—	—	9,458

Total property operating expenses	58,437	—	—	58,437
Managed REIT Platform expense	—	2,485	—	2,485
Reimbursable costs from Managed REITs	—	4,628	—	4,628

Segment operating income	141,759	5,334	—	147,093

Other operating expenses:
General and administrative	—	—	28,254	28,254
Depreciation	48,504	—	914	49,418
Intangible amortization expense	14,728	473	—	15,201
Acquisition expenses	888	—	—	888
Contingent earnout adjustment	—	1,514	—	1,514
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	2,050	—	2,050

Total other operating expenses	64,120	4,037	29,168	97,325

Gain on equity interests upon acquisition	—	16,101	—	16,101

Income (loss) from operations	77,639	17,398	(29,168)	65,869
Other income (expense):
Equity in earnings (losses) from investments in JV Properties	—	—	(760)	(760)
Equity in earnings (losses) from investments in Managed REITs	—	(930)	—	(930)
Other, net	(220)	(681)	(97)	(998)
Interest income	10	1,767	61	1,838
Interest expense	(41,339)	—	(173)	(41,512)
Loss on debt extinguishment	(2,393)	—	—	(2,393)
Income tax (expense) benefit	36	563	(44)	555

Net income (loss)	$33,733	$18,117	$(30,181)	$21,669

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The following table summarizes our total assets by segment (in thousands):

Segments	December 31, 2024	December 31, 2023
Self Storage (1)	$1,915,303	$1,798,510
Managed REIT Platform (2)	63,700	41,761
Corporate and Other	63,064	55,370

Total assets (3)	$2,042,067	$1,895,641

(1)
Included in the assets of the Self Storage segment as of December 31, 2024 and 2023 were approximately $52.2 million of goodwill. Additionally, as of December 31, 2024 and 2023 there were no accumulated impairment charges to goodwill within the Self Storage segment.

(2)
Included in the assets of the Managed REIT Platform segment as of December 31, 2024 and 2023, was approximately $1.4 million of goodwill. Such goodwill is net of accumulated impairment charges in the Managed REIT Platform segment of approximately $24.7 million, which relates to the impairment charge recorded during the year ended December 31, 2020.

(3)
Other than our investments in and advances to Managed REITs and investments in JV properties, substantially all of our investments in real estate facilities and intangible assets as well as our capital expenditures for the years ended and as of December 31, 2024 and 2023, respectively, were associated with our self storage platform. Please see Note 3 – Real Estate of the Notes to the Consolidated Financial Statements for additional detail.

As of December 31, 2024 and 2023, approximately $155 million and $174 million, respectively, of our assets in the self storage segment related to our operations in Canada. For the years ended December 31, 2024, 2023, and 2022, approximately $22.6 million, $22.1 million, and $21.5 million, respectively, of our revenues in the self storage segment related to our operations in Canada. Substantially all of our operations related to the management fees we generate through our management contracts with the Managed REITs are performed in the U.S.; accordingly substantially all of our assets and revenues related to our Managed REIT segment are based in the U.S. as well.
As of December 31, 2024 and 2023, approximately $32.8 million and $35.8 million, respectively, of our assets in the Corporate and Other segment table above relate to our Canadian JV Properties which operate in Canada. For the years ended December 31, 2024, 2023, and 2022, approximately $1.4 million, $1.6 million, and $0.8 million of losses, respectively, relate to these Canadian JV Properties’ operations in Canada.
Note 10. Related Party Transactions
Self Administration Transaction
On June 28, 2019, we, our Operating Partnership and our TRS entered into a series of transactions, agreements, and amendments to our existing agreements and arrangements with our then-sponsor, SAM, and SmartStop OP Holdings, LLC (“SS OP Holdings”), a subsidiary of SAM, pursuant to which, effective June 28, 2019, we acquired the self storage advisory, asset management and property management businesses and certain joint venture interests of SAM, along with certain other assets of SAM (collectively, the “Self Administration Transaction”).
As a result of the Self Administration Transaction, we became self-managed and succeeded to the advisory, asset management and property management businesses and certain joint ventures previously in place for us, SST

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

IV (until the SST IV Merger Date), and SSGT II (until the SSGT II Merger Date), and we acquired the internal capability to originate, structure and manage additional future self storage investment products which would be sponsored by SmartStop REIT Advisors, LLC (“SRA”), our indirect subsidiary. The transfer agent agreement described below was not impacted by the Self Administration Transaction.
Our Chief Executive Officer, who is also the Chairman of our board of directors, holds ownership interests in and is an officer of SAM, and other affiliated entities. Our Chief Executive Officer also previously indirectly held an ownership interest in our former dealer manager. Previously, certain of our executive officers and another member of our board of directors held ownership interests in and/or were officers of SAM, and other affiliated entities. Accordingly, any agreements or transactions we have entered into with such entities may present a conflict of interest. None of SAM and its affiliates or our directors or executive officers receive any compensation, fees or reimbursements from our Managed REITs, other than with respect to fees and reimbursements in accordance with the Administrative Services Agreement and the transfer agent agreement, or as otherwise described in this section.
Former Transfer Agent Agreement
SAM owns 100% of the membership interests of Strategic Transfer Agent Services, LLC, our former transfer agent (“Former Transfer Agent”), which is a registered transfer agent with the SEC. Pursuant to our transfer agent agreement, our Former Transfer Agent provided transfer agent and registrar services to us. These services were substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: providing customer service to our stockholders, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholder.
Fees paid to our Former Transfer Agent included a fixed quarterly fee, one-time
account setup fees, monthly open account fees and fees for investor inquiries. In addition, we reimbursed our Former Transfer Agent for all reasonable expenses or other charges incurred by it in connection with the provision of its services to us, and we paid our Former Transfer Agent fees for any additional services that we requested from time to time, in accordance with its rates then in effect.
Effective as of April 29, 2024, we transitioned to a new transfer agent, SS&C GIDS, Inc. In connection with such transfer, we simultaneously terminated the transfer agent agreement with Strategic Transfer Agent Services, LLC. In lieu of a termination fee and in recognition of the additional cost and expenses incurred by our Former Transfer Agent in connection with the transition, we paid a transition fee of $150,000 to Strategic Transfer Agent Services, LLC in May 2024.
Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the years ended December 31, 2024 and 2023, as well as any related amounts payable as of December 31, 2024 and 2023 (in thousands).

	Year Ended December 31, 2023			Year Ended December 31, 2024
	Incurred	Paid	Payable	Incurred	Paid	Payable
Expensed
Transfer Agent fees	$1,479	$1,473	$75	$661	$715	$21
Other
Other	—	—	341	—	—	341

Total	$1,479	$1,473	$416	$661	$715	$362

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Advisory Agreement Fees
Our indirect subsidiaries, the SSGT II Advisor, SST VI Advisor, and the SSGT III Advisor are or were entitled to receive various fees and expense reimbursements under the terms of the SSGT II, SST VI, and SSGT III advisory agreements.
SSGT II Advisory Agreement
The SSGT II Advisor provided acquisition and advisory services to SSGT II pursuant to an advisory agreement (the “SSGT II Advisory Agreement”) with SSGT II up until the SSGT II Merger on June 1, 2022.
Effective June 1, 2022, in connection with the SSGT II Merger, the SSGT II Advisory Agreement was terminated and pursuant to the SSGT II operating partnership agreement, subordinated distribution of approximately $16.1 million was otherwise due. As a result, we recorded a gain of approximately $16.1 million related to our special limited partnership interest and recorded this within gain on preexisting equity interests upon acquisition of control in our consolidated statements of operations. As a result of our acquisition of SSGT II and terminating the SSGT II Advisory Agreement, we recorded a write-off
of approximately $1.4 million related to the carrying value of the SSGT II Advisory Agreement contract.
As a result of the Self Administration Transaction, we recorded a deferred tax liability, which was the result of the difference between the GAAP carrying value of the SSGT II Advisory Agreement and its carrying value for tax purposes. As we reduced the GAAP carrying value of such intangible asset, as noted above, we adjusted the corresponding value of our related deferred tax liability by approximately $0.3 million on June 1, 2022, and recorded such benefit to the income tax (expense) benefit line-item in our consolidated statements of operations.
SST VI Advisory Agreement
The SST VI Advisor provides acquisition and advisory services to SST VI pursuant to an advisory agreement (the “SST VI Advisory Agreement”). In connection with the SST VI private placement offering, SST VI was required to reimburse the SST VI Advisor for organization and offering costs from the SST VI private offering pursuant to the SST VI private offering advisory agreement.
Pursuant to the SST VI Advisory Agreement, the SST VI Advisor receives acquisition fees equal to 1.00% of the contract purchase price of each property SST VI acquires plus reimbursement of any acquisition expenses that SST VI Advisor incurs. The SST VI Advisor also receives a monthly asset management fee equal to 0.0625%, which is one-twelfth
of 0.75%, of SST VI’s aggregate asset value, as defined. The SST VI Advisor is also potentially entitled to receive a disposition fee if a substantial amount of services are performed by the SST VI Advisor, as determined by a majority of SST VI’s independent directors, equal to the lesser of 1% of the contract sales price for any properties sold or 50% of the competitive real estate commission; however in no event shall the total real estate commissions paid exceed 6% of the contract sales price.
A subsidiary of our Operating Partnership may also be potentially entitled to a subordinated distribution through its ownership of a special limited partnership in SST VI OP if SST VI (1) lists its shares of common stock on a national exchange, (2) terminates the SST VI Advisory Agreement, (3) liquidates its portfolio, or (4) merges with another entity or enters into an Extraordinary Transaction, as defined in SST VI OP’s limited partnership agreement.
The SST VI Advisory Agreement provides for reimbursement of the SST VI Advisor’s direct and indirect costs of providing administrative and management services to SST VI. Beginning four fiscal quarters after

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

commencement of SST VI’s public offering, which was declared effective March 17, 2022, the SST VI Advisor was required to pay or reimburse SST VI the amount by which SST VI’s aggregate annual operating expenses, as defined, exceed the greater of 2% of SST VI’s average invested assets or 25% of SST VI’s net income, as defined, unless a majority of SST VI’s independent directors determine that such excess expenses were justified based on unusual and non-recurring
factors.
Pacific Oak Holding Group, LLC, is a 17.5%
non-voting
member of the SST VI Advisor. Pacific Oak Capital Markets, LLC (a subsidiary of Pacific Oak Holding Group, LLC) is SST VI’s dealer manager, and as such, is responsible for the marketing of SST VI shares being offered pursuant to SST VI’s private offering, and subsequent to March 17, 2022, SST VI’s public offering.
Separately, we through one of our subsidiaries agreed to pay SST VI’s dealer manager an amount equal to 1.5% of the gross offering proceeds from the sale of Class Z shares sold in its public offering. For the years ended December 31, 2024 and 2023, we had incurred approximately $44,000 and $5,000, respectively, to SST VI’s dealer manager associated with the Class Z shares sold in its public offering.
SSGT III Advisory Agreement
The SSGT III Advisor provides acquisition and advisory services to SSGT III pursuant to an advisory agreement (the “SSGT III Advisory Agreement”). In connection with the SSGT III private placement offering, which became effective on May 18, 2022, SSGT III is required to reimburse the SSGT III Advisor for organization and offering costs from the SSGT III private offering pursuant to the SSGT III Advisory Agreement.
Pursuant to the SSGT III Advisory Agreement, the SSGT III Advisor will receive acquisition fees equal to 1.00% of the contract purchase price of each property SSGT III acquires plus reimbursement of acquisition expenses that SSGT III Advisor incurs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives the Acquisition Fee. The SSGT III Advisor also receives a monthly asset management fee equal to 0.0625%, which is one-twelfth
of 0.75%, of SSGT III’s aggregate asset value, as defined. The SSGT III Advisor is also entitled to receive a disposition fee equal to 1.5% of the contract sale price for any properties sold inclusive of any real estate commissions paid to third party real estate brokers.
Through a separate agreement, Pacific Oak Holding Group, LLC, the parent company of Pacific Oak Capital Markets, LLC, the dealer manager for the SSGT III private offering, is entitled to receive 17.5% of the acquisition fees, asset management fees and disposition fees SSGT III Advisor earns pursuant to the SSGT III Advisory Agreement.
A subsidiary of our Operating Partnership may also be potentially entitled to various subordinated distributions through its ownership of a special limited partnership in SSGT III’s operating partnership agreement if SSGT III (1) lists its shares of common stock on a national exchange, (2) terminates the SSGT III Advisory Agreement, (3) liquidates its portfolio, or (4) merges with another entity or enters into an Extraordinary Transaction, as defined in the SSGT III operating partnership agreement.
Managed REIT Property Management Agreements
Our indirect subsidiaries, SS Growth Property Management II, LLC, Strategic Storage Property Management VI, LLC, and SS Growth Property Management III, LLC, (collectively the “Managed REITs

8

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Property Managers”), are or were entitled to receive fees for their services in managing the properties wholly or partially owned by the Managed REITs pursuant to property management agreements entered into between the owner of the property and the applicable Managed REIT’s Property Manager.
The Managed REITs’ Property Managers receive a property management fee equal to 6% of the gross revenues from the properties, generally subject to a monthly minimum of $3,000 per property, plus reimbursement of the costs of managing the properties, and a one-time
fee of $3,750 for each property acquired that would be managed by the Managed REITs’ Property Managers. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining such properties. Pursuant to the property management agreements, we through our Operating Partnership employ the on-site
staff for the Managed REITs’ properties.
The SST VI, and SSGT III property managers are or were entitled to a construction management fee equal to 5% of the cost of a related construction or capital improvement work project in excess of $10,000.
Effective June 1, 2022, in connection with the SSGT II Merger, the SSGT II property management contracts were terminated. As a result of us acquiring SSGT II and terminating such contracts, we recorded a write-off
of approximately $0.6 million related to the carrying value of the SSGT II property management contracts.
In connection with the Self Administration Transaction, we previously recorded a deferred tax liability, which was the result of the difference between the GAAP carrying value of the SSGT II property management contract and the carrying value for tax purposes. As we reduced the GAAP carrying value of such intangible asset, we adjusted the value of our deferred tax liability on a pro-rata
basis, reducing the deferred tax liability by approximately $0.2 million during the year December 31, 2022 related to the SSGT II Merger and the related aforementioned write-offs, and recorded such benefits within the income tax (expense) benefit line-item in our consolidated statements of operations.

F-
5
9

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Summary of Fees and Revenue Related to the Managed REITs
Pursuant to the terms of the various agreements described above for the Managed REITs, the following summarizes the related party fees for the years ended December 31, 2024, 2023, and 2022 (in thousands):

Managed REIT Platform Revenues	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Asset Management Fees:
SST VI	$4,254	$3,420	$1,348
SSGT III	1,406	1,017	146
SSGT II (1)	—	—	798

Total Asset Management Fees	5,660	4,437	2,292
Property Management Fees:
SST VI	1,698	1,243	551
SSGT III	617	358	62
JV Properties	959	738	433
SSGT II (1)	—	—	408

Total Property Management Fees	3,274	2,339	1,454
Tenant Protection Program Fees:
SST VI	1,205	842	397
SSGT III	427	186	8
JV Properties	371	271	187
SSGT II (1)	—	—	250

Total Tenant Protection Program Fees	2,003	1,299	842
Acquisition Fees:
SST VI	34	2,470	1,846
SSGT III	293	837	846

Total Acquisition Fees	327	3,307	2,692
Other Managed REIT Fees (2)	963	558	539

Managed REIT Platform Fees	12,227	11,940	7,819

Sponsor funding reduction (3)	(844)	(34)	—

Total Managed REIT Platform Revenues	$11,383	$11,906	$7,819

(1)
On June 1, 2022, we acquired SSGT II and no longer earn such fees. Additionally, the Tenant Protection Program revenue for SSGT II is now included in ancillary operating revenue in our consolidated statements of operations.

(2)	Such revenue primarily includes other property management related fees, construction management fees, development fees, and other miscellaneous revenues.
(3)
Pursuant to the Sponsor Funding Agreement, SmartStop funds certain costs of SST VI’s share sales, and in return receives Series C Units in SST VI’s OP. The excess of the funding over the value of the Series C Units received is accounted for as a reduction of Managed REIT Platform revenues from SST VI over the remaining estimated term of the management contracts with SST VI.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

We offer tenant insurance or tenant protection programs to customers at our Managed REITs’ properties pursuant to which we, as the property manager and majority owner of the Tenant Protection Program joint ventures, are entitled to substantially all of the net revenue attributable to the sale of such tenant programs.
In order to protect our interest in receiving these revenues in light of the fact that the Managed REITs control the properties, we and the Managed REITs transferred our respective rights in such arrangements to a joint venture entity owned 99.9% by us through a TRS subsidiary and 0.1% by the Managed REIT. Under the terms of the operating agreements of the joint venture entities, we receive 99.9% of the net revenues generated from such Tenant Protection Programs and the Managed REIT receives the other 0.1% of such net revenues. Subsequent to the SSGT II Merger, the SST IV and SSGT II Tenant Protection Programs joint ventures are wholly-owned by us and such revenue is generated at our now wholly-owned self storage properties and is recorded within ancillary operating revenue in our consolidated statements of operations.
Reimbursable costs from Managed REITs includes reimbursement of SST IV (until the SST IV Merger Date), SSGT II, (until the SSGT II Merger Date), SST VI and SSGT III’s Advisors’ certain direct and indirect costs of providing administrative and management services to the Managed REITs. Additionally, reimbursable costs includes reimbursement pursuant to the property management agreements for reimbursement of certain costs of managing the Managed REITs’ properties, including wages and salaries and other expenses of employees engaged in operating, managing and maintaining such properties.
As of December 31, 2024 and 2023, we had receivables due from the Managed REITs totaling approximately $16.7 million, and $6.5 million, respectively. Such amounts are included in investments in and advances to the Managed REITs line-item in our consolidated balance sheets. Such amounts included unpaid amounts relative to the above table, in addition to other direct routine reimbursable expenditures of the Managed REITs that we directly funded.
Investments in and advances to SST VI OP
Equity Investments
On March 10, 2021, SmartStop OP made an investment of $5.0 million in SST VI OP, in exchange for common units of limited partnership interest in SST VI OP. Additionally, a subsidiary of SmartStop OP owns a special limited partnership interest (the “SST VI SLP”) in SST VI OP.
For the years ended December 31, 2024 and 2023, we recorded a loss related to our equity interest, excluding our preferred investment discussed below, in SST VI OP of approximately $0.9 million and $0.9 million, respectively, and received distributions in the amount of approximately $0.3 million and $0.3 million, respectively.
On January 30, 2023, a subsidiary of SmartStop made a preferred investment of 600,000 Series A Cumulative Redeemable Preferred units of limited partnership interest in SST VI OP for an aggregate of $15 million. Upon closing of the preferred investment, an investment fee equal to 1% of the investment amount was owed and paid by SST VI OP. SmartStop, through its subsidiary, received distributions, payable monthly in arrears, at a rate of 7.0% per annum from the date of issuance until the second anniversary of the date of issuance, 8.0% per annum commencing thereafter until the third anniversary of the date of issuance, 9.0% per annum commencing thereafter until the fourth anniversary of the date of issuance, and 10% per annum thereafter, payable monthly. On May 2, 2023, SST VI fully redeemed SmartStop’s preferred investment of 600,000 Series A Cumulative Redeemable Preferred units of limited partnership interest in SST VI OP and repaid accrued distributions due as of the date of redemption for a total amount of approximately $15.1 million.

F-6
1

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Sponsor Funding Agreement
On November 1, 2023, SRA, a subsidiary of our Operating Partnership, entered into a Sponsor Funding Agreement with SST VI and SST VI OP, in connection with certain changes to the public offering of SST VI.
Pursuant to the Sponsor Funding Agreement, SRA, as sponsor of the SST VI offering, has agreed to fund the payment of (i) the upfront 3% sales commission for the sale of Class Y shares sold in the SST VI offering, (ii) the upfront 3% dealer manager fee for the Class Y shares sold in the SST VI offering, and (iii) the estimated 1% organization and offering expenses for the sale of Class Y shares and Class Z shares sold in the SST VI offering. SRA also agreed to reimburse SST VI in cash to cover the dilution from certain one-time
stock dividends which were issued by SST VI to existing stockholders in connection with the sponsor funding changes to the SST VI offering. On December 15, 2023, we paid SST VI approximately $6.6 million for the reimbursement of the aforementioned stock dividend.
In consideration for SRA providing the funding for the
front-end
sales load and the cash to cover the dilution from the stock dividends described above, SST VI OP will issue a number of Series C Units to SRA equal to the dollar amount of such funding divided by the then-current offering price for the Class Y shares and Class Z shares sold in the SST VI offering, which was initially $9.30 per share. Pursuant to the Sponsor Funding Agreement, SRA will reimburse SST VI monthly for the applicable front-end
sales load it has agreed to fund, and SST VI OP will issue the Series C Units on a monthly basis upon such reimbursement.
On August 7, 2024, SST VI declared an estimated net asset value per share of $10.00. Since the Series C Units that could be converted would result in the net asset value falling below $10.00 per share, none of the Series C Units we own were converted into Class A units of SST VI OP, and our future purchases will be determined based on the current estimated net asset value at such time. Subsequent to SST VI declaring an estimated net asset value of $10.00 per share, the number of Series C Units SmartStop receives in exchange for funding the front-end
sales load of the sale of SST VI’s Class Y and Class Z shares is calculated as the dollar amount of such sponsor funding divided by the current offering price of $10.00 per share for such Class Y and Z shares. The Sponsor Funding Agreement will terminate immediately upon the date that SST VI ceases to offer the Class Y shares and Class Z shares in the SST VI offering. The SST VI offering was recently extended by SST VI’s board of directors. Inclusive of all extension options exercised by SST VI, its current offering cannot extend beyond September 13, 2025.
On November 1, 2023, SRA entered into Amendment No. 3 to the Second Amended and Restated Limited Partnership Agreement of SST VI OP with SST VI and SST VI OP containing, among other things, the terms of the Series C Units. The Series C Units shall initially have no distribution, liquidation, voting, or other rights to participate in SST VI OP unless and until such Series C Units are converted into Class A units of SST VI OP. The Series C Units shall automatically convert into Class A units on a one-to-one
basis upon SST VI’s disclosure of an estimated net asset value per share equal to at least $10.00 per share for each Class of SST VI shares of common stock, including the Class Y shares and Class Z shares, calculated net of the Series C Units to be converted.
Through December 31, 2024, we have incurred approximately $9.3 million in connection with the Sponsor Funding Agreement, representing approximately 1.0 million Series C Units issued by SST VI OP. During the year ended December 31, 2024 we incurred approximately $2.4 million, of which approximately $0.2 million was accrued as a payable pursuant to the Sponsor Funding Agreement.
As of December 31, 2024, the maximum remaining commitment of SRA pursuant to the Sponsor Funding Agreement was approximately $61.2 million, assuming SST VI were to sell the maximum remaining shares available under its current offering of approximately 87.4 million.

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2

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Debt Investments
On December 30, 2021, in connection with SST VI’s acquisition of two self storage facilities, our Operating Partnership entered into a mezzanine loan agreement with a wholly-owned subsidiary of SST VI OP for up to $45 million (the “SST VI Mezzanine Loan”). The SST VI Mezzanine Loan required a commitment fee equal to 1.0% of the amount drawn at closing of the SST VI Mezzanine Loan, and each subsequent draw. Interest on this loan accrued at LIBOR plus 3.0%.
The SST VI Mezzanine Loan was amended on December 20, 2022, such amendment increased the principal borrowing amount from a maximum of $45 million to $55 million. Pursuant to this amendment, the interest rate on the SST VI Mezzanine Loan was converted to a variable rate equal to SOFR plus 3.0%. Additionally, in such amendment, SST VI exercised the existing extension option; payments on the SST VI Mezzanine Loan were interest only until the due date of December 30, 2023. As of December 31, 2022 the balance on the SST VI Mezzanine Loan was $35.0 million. On January 31, 2023, SST VI borrowed an additional $15.0 million on the SST VI Mezzanine Loan. On May 2, 2023, SST VI fully repaid the outstanding principal, plus all applicable accrued interest due on the SST VI Mezzanine Loan as of such date for a total amount of approximately $51.7 million. On such date, the SST VI Mezzanine Loan agreement was terminated.
On June 13, 2023 SmartStop OP entered into a promissory note agreement with SST VI OP ( the “SST VI Note”), where SST VI OP borrowed $15.0 million. Interest on the loan accrued at SOFR plus 3.0%. Payments on the SST VI Note are interest only. The loan was extended to December 31, 2024 at the borrower’s option. As such, the interest rate on the loan increased to SOFR plus 4.0%, and a fee equal to 0.25% of the outstanding principal balance was due as a result of SST VI exercising the extension option on December 8, 2023. The SST VI Note required a commitment fee equal to 1.0% of the aggregate principal amount of the loan. On June 28, 2024, the SST VI Note was amended to expand the borrowing capacity up to $25.0 million and extend the maturity date from December 31, 2024 to December 31, 2025. The loan is interest only, and the interest rate on such loan is SOFR plus 4.0%. On July 29, 2024, SST VI borrowed an additional $8.0 million on the SST VI Note.
As of December 31, 2024, SST VI OP had $23.0 million borrowed and outstanding pursuant to the SST VI Note.
The following table summarizes the carrying value of our investments in and advances to SST VI as of December 31, 2024 and 2023 (in thousands):

	As of December 31,
	2024	2023
Receivables:
Receivables and advances due	$13,929	$5,861
Debt:
SST VI Note	23,000	15,000
Equity:
SST VI OP Units and SST VI SLP	728	1,932
SST VI Series C Units	4,554	3,306

Total investments in and advances	$42,211	$26,099

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3

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Investments in and advances to SSGT III OP
Equity Investments
On August 29, 2022, SmartStop OP made an investment of $5.0 million in SS Growth Operating Partnership III, L.P., the operating partnership of SSGT III (“SSGT III OP”), in exchange for common units of limited partnership interest in SSGT III OP. Additionally, a subsidiary of SmartStop OP owns a special limited partnership interest (the “SSGT III SLP”) in SSGT III OP.
For the years ended December 31, 2024 and 2023, we recorded a loss related to our equity interest in SSGT III OP of approximately $0.6 million and $0.7 million, respectively, and received distributions in the amount of approximately $0.3 million and $0.3 million, respectively.
Debt Investments
On August 9, 2022, in connection with SSGT III’s acquisition of two self storage facilities, our Operating Partnership entered into a mezzanine loan agreement with a wholly-owned subsidiary of SSGT III, for up to $50.0 million (the “SSGT III Mezzanine Loan”), of which $42.0 million was funded as an initial draw at the time of closing. The SSGT III Mezzanine Loan requires a commitment fee equal to 1.0% of the amount drawn at closing of the SSGT III Mezzanine Loan, and subsequent draws.
The SSGT III Mezzanine Loan was amended on December 20, 2022, such amendment increased the principal borrowing amount from up to $50 million to $77 million. Pursuant to this amendment, the interest rate on the SSGT III Mezzanine Loan became a variable rate equal to SOFR plus 3.0%. Payments on the SSGT III Mezzanine Loan are interest only, and it had an initial maturity date of August 9, 2023. SSGT III extended the ultimate maturity date of the SSGT III Mezzanine Loan until August 9, 2024, as such, the interest rate of the SSGT III Mezzanine Loan increased to SOFR plus 4.0% per annum, pursuant to the December 20, 2022 amendment.
On May 2, 2024, SSGT III paid down the remaining $1.0 million outstanding on the SSGT III Mezzanine Loan. On August 9, 2024, the SSGT III Mezzanine Loan expired, and no further borrowings were allowed pursuant to such loan agreement.
On July 31, 2024, our Operating Partnership provided a bridge loan to an indirect wholly-owned subsidiary of SSGT III for $20.0 million (the “SSGT III Bridge Loan”) to facilitate SSGT III’s acquisition of two self storage facilities. An indirect wholly-owned subsidiary of SSGT III is sponsoring a private offering of beneficial interests in a Delaware statutory trust (“DST”) relating to the two properties. The SSGT III Bridge Loan incurred interest based on adjusted daily simple SOFR plus 300 basis points. The SSGT III Bridge Loan is secured by an indirect pledge of equity in the entity sponsoring the private DST offering relating to the two properties mentioned above, as well as a full guaranty by SSGT III OP. As such sponsor entity sells such DST interests, it was required to utilize such net proceeds to pay down the SSGT III Bridge Loan. SSGT III will be required to pay down at least 15% of the balance within four months, 35% within six months, 55% within nine months, and 75% within twelve months from the final draw.
As of December 31, 2024, SSGT III and its subsidiaries had repaid approximately $17.0 million on the SSGT III Bridge Loan, such that approximately $2.9 million was outstanding on such loan as of December 31, 2024. Subsequent to December 31, 2024, in January of 2025, the SSGT III Bridge Loan was fully repaid.
On December 16, 2024, our Operating Partnership provided a promissory note to a subsidiary of SSGT III for $7.0 million (the “SSGT III Promissory Note”), the entire principal amount of the loan was disbursed to

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4

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

SSGT III on such date. Pursuant to this note, interest on the SSGT III Promissory Note accrued at a variable rate equal to SOFR plus 3.0% per annum. Payments on the SSGT III Promissory Note were interest only, and it had an initial maturity date of March 17, 2025. The SSGT III Promissory Note required a commitment fee equal to 0.50% of the amount drawn at closing of the SSGT III Promissory Note. Subsequent to December 31, 2024, in January of 2025, the SSGT III Promissory Note was fully repaid.
As of December 31, 2024 and 2023, a wholly-owned subsidiary of SSGT III OP had approximately $10.0 million and $4.0 million, respectively, borrowed and outstanding pursuant to its borrowings from SmartStop.
The following table summarizes the carrying value of our investments in and advances to SSGT III OP as of December 31, 2024 and 2023 (in thousands):

	As of December 31,
	2024	2023
Receivables:
Receivables and advances due	$2,769	$629
Debt:
SSGT III Bridge Loan (1)	2,919	—
SSGT III Promissory Note (2)	7,000	—
SSGT III Mezzanine Loan	—	4,000
Equity:
SSGT III OP Units and SSGT III SLP	2,823	3,662

Total investments in and advances	$15,511	$8,291

(1)	In January of 2025, SSGT III repaid in full the remaining outstanding principal balance of approximately $2.9 million on the SSGT III Bridge Loan, plus accrued interest.
(2)	In January of 2025, SSGT III repaid in full the $7.0 million previously outstanding on the SSGT III Promissory Note, plus accrued interest.
Administrative Services Agreement
On June 28, 2019, we along with our Operating Partnership, our TRS and SmartStop Storage Advisors, LLC (collectively, the “Company Parties”) entered into an Administrative Services Agreement with SAM (the “Administrative Services Agreement”), which, as amended, requires that the Company Parties will be reimbursed for providing certain operational and administrative services to SAM which may include, without limitation, accounting and financial support, IT support, HR support, advisory services and operations support, and administrative support and other miscellaneous reimbursements as set forth in the Administrative Services Agreement and SAM will be reimbursed for providing certain operational and administrative services to the Company Parties which may include, without limitation, due diligence support, marketing, fulfillment and offering support, events support, insurance support, and administrative and facilities support. SAM and the Company Parties will reimburse one another based on the actual costs of providing their respective services. Additionally, SAM paid the Company Parties an allocation of rent and overhead for the portion of the Ladera Office that it occupied until October 2022, at which time SAM relocated to a separate office. Such agreement had an initial term of three years, with automatic one-year
renewals, and is subject to certain adjustments as defined in the agreement.

F-6
5

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

For the years ended December 31, 2024 and 2023, we incurred reimbursements payable to SAM under the Administrative Services Agreement of approximately $0.8 million and approximately $0.5 million, respectively, which were recorded in the Managed REIT Platform expenses line item in our consolidated statements of operations.
We recorded reimbursements from SAM of approximately $0.2 million and $0.7 million during the years ended December 31, 2024 and 2023, respectively, related to services provided to SAM, which were included in Managed REIT Platform revenue in our consolidated statements of operations.
As of December 31, 2024 and 2023, a receivable of approximately $12,000 and a payable of approximately $11,000, respectively, was due to SAM related to the Administrative Services Agreement.
Note 11. Equity Based Compensation
Prior to June 15, 2022, we issued equity based compensation pursuant to the Company’s Employee and Director Long-Term Incentive Plan (the “Prior Plan”). On June 15, 2022, our stockholders approved the 2022 Long-Term Incentive Plan (the “Plan”) and we no longer issue equity under the Prior Plan. Pursuant to the Plan, we are able to issue various forms of equity based compensation. Through December 31, 2024, we have generally issued equity based awards in two forms: (1) restricted stock awards consisting of shares of our common stock and (2) long-term incentive plan units of our Operating Partnership (“LTIP Units”).
The fair value of restricted stock is determined on the grant date based on an estimated value per share. The estimated fair value of our restricted stock was determined with the assistance of third party valuation specialists primarily based on an income approach to value our properties as well as the Managed REIT Platform, less the estimated fair value of our debt and other liabilities. The key assumptions used in estimating the fair value of our restricted stock were projected annual net operating income, projected growth rates, discount rates, capitalization rates and an illiquidity discount. The fair value of LTIP Units were further adjusted by applying an additional discount as the LTIP Units are not initially economically equivalent to our restricted stock. For performance based awards, a fair value was determined for each performance ranking scenario, with stock compensation expense recorded using the fair value of the scenario determined to be probable of achievement as of the end of the respective period.
Time Based Awards
We have granted various time based awards, which generally vest ratably over either one
,
three
, or four years commencing in the year of grant, subject to the recipient’s continued employment or service through the applicable vesting date. All grants of time based restricted stock have limitations on transferability during the vesting period, and the grantee does not have the ability to vote any unvested shares. Transferability prior to vesting is restricted only to the unvested portion of the restricted stock.
With respect to grants of time based LTIP Units, distributions accrue based on the effective date of each grant, and are payable as distributions are paid on our Class A Shares without regard to whether the underlying awards have vested. With respect to time based restricted stock issued to our board of directors, distributions accrue as of the effective date of each grant and are payable as distributions are paid on our Class A Shares without regard to whether the underlying awards have vested. With respect to all other existing time based restricted stock, distributions accrue on non-vested
shares granted and are paid when the underlying restricted shares vest.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Holders of time based LTIP Units receive allocations of profits and losses with respect to the LTIP Units as of the effective date, distributions from the effective date in an amount equivalent to the distributions declared and paid on our Class A Shares, and the same voting rights as holders of common units, voting as a class with each LTIP Unit holder having one vote per LTIP Unit held. Prior to vesting, time based LTIP Units generally may not be transferred, other than by laws of descent and distribution.
The following table summarizes the activity related to our time based awards:

	Restricted Stock		LTIP Units
Time Based Award Grants	Shares	Weighted- Average Grant-Date Fair Value	Units	Weighted- Average Grant-Date Fair Value
Unvested at December 31, 2022	36,463	$46.00	72,660	$44.64
Granted	10,930	57.20	78,979	53.20
Vested	(24,074)	43.44	(56,568)	46.30
Forfeited	(1,990)	55.68	—	—

Unvested at December 31, 2023	21,329	53.76	95,071	50.76
Granted	11,476	57.20	78,991	54.12
Vested	(11,830)	51.16	(65,624)	50.12
Forfeited	(1,314)	57.12	(3,954)	51.44

Unvested at December 31, 2024	19,661	$57.12	104,484	$53.68

Performance Based Awards
With respect to performance based awards, the number of shares of restricted stock granted as of the grant date equaled 100% of the targeted award, whereas the number of LTIP Units granted as of the grant date equaled 200% of the targeted amount of the award. The targeted award for each executive was determined and approved by the Compensation Committee of our board of directors. The actual number of shares of restricted stock or LTIP Units, as applicable, to be issued upon vesting may range from 0% to 200% of the targeted award, such determination being based upon the results of the performance measure. Performance based awards vest based upon our performance as ranked amongst a peer group of self storage related companies. This comparison is conducted using a performance measure of average annual same-store revenue growth, analyzed over a three-year period. Earned awards for the 2022, 2023 and 2024 grants will vest, as applicable, no later than March 31, 2025,
2026
, and
2027
, respectively.
Recipients of performance based restricted stock accrue distributions during the performance period, and such distributions will only be payable on the date that any such shares of restricted stock vest, based upon the performance level attained. Recipients of performance based LTIP Units are issued LTIP Units at 200% of the targeted award and are entitled to receive distributions and allocations of profits and losses with respect to the performance based LTIP Units as of the effective date of each award in an amount equal to 10% of the distributions and allocations available to such LTIP Units, until the Distribution Participation Date (as defined in the Operating Partnership Agreement). The remaining 90% of distributions will accrue and will be payable on the Distribution Participation Date based upon the performance level attained and number of performance based LTIP Units that vest. Following the Distribution Participation Date, recipients will be entitled to receive the full amount of distributions and allocations of profits and losses with respect to the vested performance-based LTIP Units, such amount being equivalent to distributions declared and paid on our Class A Shares.

F-6
7

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

The following table summarizes our activity related to our performance based awards:

	Restricted Stock			LTIP Units
Performance Based Award Grants	Shares		Weighted- Average Grant-Date Fair Value	Units	Weighted- Average Grant-Date Fair Value
Unvested at December 31, 2022	1,438		$39.12	95,134	$41.56
Granted	1,438	(1)	39.12	67,800	53.20
Vested	(2,876)		39.12	(29,680)	36.36
Forfeited	—		—	—	—

Unvested at December 31, 2023	—		—	133,254	48.64
Granted	—		—	67,524	54.20
Vested	—		—	(37,097)	37.20
Forfeited	—		—	(4,040)	53.44

Unvested at December 31, 2024	—		$—	159,641	$53.52

(1)
On March 2, 2023 the Compensation Committee of the board of directors approved the vesting of the 2020 performance grant at 200% of the targeted award. Accordingly, individuals who elected to receive performance based restricted stock were issued and immediately vested additional shares to equal 200% of their targeted award.

Holders of performance based restricted stock do not have any rights as a stockholder with respect to the unvested portion of such restricted stock awards. Prior to vesting, shares of performance based restricted stock generally may not be transferred, other than by laws of descent and distribution.
Holders of performance based LTIP Units have the same voting rights as holders of common units, voting as a class with each LTIP Unit holder having one vote per LTIP Unit held. Prior to vesting, performance based LTIP Units generally may not be transferred, other than by laws of descent and distribution.
LTIP Units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes. The profits interests’ characteristics of the LTIP Units mean that initially they will not be treated as economically equivalent in value to a common unit and the issuance of LTIP Units will not be a taxable event to the Operating Partnership or the recipient. If and when certain events occur pursuant to applicable tax regulations and in accordance with the Operating Partnership Agreement, LTIP Units may become economically equivalent to common units of limited partnership interest of our Operating Partnership on a one-for-one
basis.
As of December 31, 2024, 2,192,482 shares of stock were available for issuance under the Plan.
We recorded approximately $5.0 million, $5.1 million, and $3.8 million of equity based compensation expense in general and administrative expense during the years ended December 31, 2024, 2023, and 2022, respectively. We recorded approximately $225,000, $186,000, and $155,000 of equity based compensation expense in property operating expenses, within our consolidated statements of operations for the years ended December 31, 2024, 2023, and 2022, respectively.
As of December 31, 2024, and 2023, there was approximately $7.9 million and $6.8 million of total unrecognized compensation expense related to non-vested
equity awards, respectively. As of December 31, 2024 and 2023, such cost was expected to be recognized over a weighted-average period of approximately 2.1 years and 2.2 years, respectively.

8

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

In February 2024, the compensation committee of our board of directors approved the 2024 executive compensation terms for our executives, which included (1) performance-based equity grants in the form of either, at the election of the executive, restricted stock awards or LTIP Units, and (2) time-based equity grants in the form of either, at the election of the executive, restricted stock awards or LTIP Units.
In March 2024, an aggregate of 67,524 performance-based LTIP Units and approximately 68,546 time-based LTIP Units were issued to our executive officers. Additionally, approximately 10,445 time-based LTIP Units were issued to other employees and directors. The performance-based LTIP Units vest after the three year performance period, based upon the performance level attained. The time-based LTIP Units vest ratably over four years, with the first tranche vesting on December 31, 2024, subject to the recipient’s continued employment through the applicable vesting date.
Note 12. Commitments and Contingencies
Contingent Earnout
On June 28, 2019, in relation to the Self Administration Transaction, 820,826
Class A-2
limited partnership units of the Operating Partnership (“Class
A-2
Units”), were issued to SS OP Holdings as consideration.
Class A-2
Units could convert into
Class A-1
Units as earnout consideration, based on the achievement of three pre-determined
levels of assets under management. The
Class A-2
Units were not entitled to cash distributions or the allocation of any profits or losses in the Operating Partnership until the
Class A-2
Unit into
Class A-1
Units.
On March 29, 2022, and August 9, 2022, pursuant to the
pre-determined
levels of required assets under management, we reached the incremental assets under management threshold, and 273,609
Class A-2
Units were converted into 273,609
Class A-1
Units, on each of the aforementioned dates, pursuant to the achievement of the final two tiers of earnout consideration. The fair value of the contingent earnout liability was eliminated as the
Class A-2
Units were converted into
Class A-1
Units in our Operating Partnership and the fair value of such units was reclassified to the noncontrolling interest in our Operating Partnership line in the equity section of our consolidated balance sheet.
Distribution Reinvestment Plan
We have adopted an amended and restated distribution reinvestment plan (our “DRP”) that allows both our Class A and Class T stockholders to have distributions otherwise distributable to them invested in additional Class A Shares and Class T Shares, respectively. Under our DRP, the board of directors may amend, modify, suspend, or terminate our plan for any reason upon 10 days’ written notice to the participants. The purchase price per share pursuant to our DRP is equivalent to the estimated value per share approved by our board of directors and in effect on the date of purchase of shares under the plan. In conjunction with the board of directors’ declaration of a new estimated value per share of our common stock on January 15, 2024, any shares sold pursuant to our distribution reinvestment plan were sold at our then current estimated value per share of $61.00 per Class A Share and Class T Share.
As of December 31, 2024, we had sold approximately 2.6 million Class A Shares and approximately 0.3 million Class T Shares through our distribution reinvestment plan, of which, approximately 137,000 Class A Shares and approximately 16,000 Class T Shares were sold under our current DRP Offering. The DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders. Please see the section below titled “Suspension of DRP and SRP” for additional information.

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SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

Share Redemption Program
As described in Note 2 – Summary of Significant Accounting Policies– Redeemable Common Stock, we have a SRP. Please refer to that section for additional details. Provided that the SRP is not suspended, pursuant to the SRP, we may redeem the shares of stock presented for redemption for cash to the extent that such requests comply with the below terms of our SRP and we have sufficient funds available to fund such redemption. All redemption requests received, and not withdrawn, on or prior to the last day of the applicable quarter are processed on the last business day of the month following the end of the quarter in which the redemption requests were received.
Our board of directors may amend, suspend or terminate the SRP with 30 days’ notice to our stockholders. We may provide this notice by including such information in a Current Report on Form
8-K
or in our annual or quarterly reports, all publicly filed with the SEC, or by a separate mailing to our stockholders.
On August 20, 2020, our board of directors amended the terms of the SRP to revise the redemption price per share for all redemptions under the SRP to be equal to the most recently published estimated net asset value per share of the applicable share class (the “SRP Amendment”). Prior to the SRP Amendment, the redemption amount was the lesser of the amount the stockholders paid for their shares or the price per share in the current offering. On January 15, 2024, we declared a new estimated net asset value per share and the redemption price under our SRP immediately changed to $61.00 (our then current estimated net asset value per share).
There are several limitations in addition to those noted above on our ability to redeem shares under the SRP including, but not limited to:

•	During any calendar year, we will not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year.

•	The amount available for redemption is limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan, less any prior redemptions.

•
We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

During the year ended December 31, 2024, approximately 0.5 million shares or $29.9 million of requests that met the eligibility criteria were requested to be redeemed; approximately $29.9 million of which were fulfilled during the year ended December 31, 2024. Due to the suspension of our SRP, we were unable to honor redemption requests not yet fulfilled prior to the suspension, including requests submitted subsequent to such suspension, which became effective November 25, 2024.
During the year ended December 31, 2023, approximately 0.4 million shares or $22.9 million of requests that met the eligibility criteria were requested to be redeemed; approximately $19.0 million of which were fulfilled during the year ended December 31, 2023, and approximately $3.9 million of which were included in accounts payable and accrued liabilities within our consolidated balance sheets as of December 31, 2024 and fulfilled in January 2024.
Please see the section below titled “Suspension of DRP and SRP” for additional information.
Suspension of DRP and SRP
In connection with a review of liquidity alternatives by the board of directors, on March 7, 2022, the board of directors approved the full suspension of our DRP and SRP. However, on March 16, 2023, the DRP was fully

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0

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

reinstated and the SRP was partially reinstated to allow for redemptions solely sought in connection with a stockholder’s death, “qualifying disability” (as that term is defined in the SRP), confinement to a long-term care facility, or other exigent circumstances. All other redemptions remain suspended at that time.
On May 1, 2024, our board of directors adopted a limitation to our SRP such that any redemption request made under the SRP in connection with a stockholder’s death must be made within one year of the date of such death in order to be honored by us. This limitation took effect on June 1, 2024.
On November 25, 2024, our board of directors approved (i) the suspension of the DRP, such that distributions for the month of November 2024, payable in December 2024, as well as any distributions declared by the board of directors for any future months, will be paid in cash until such time as the board of directors may approve the resumption of the DRP, if ever; and (ii) the full suspension of the SRP. This suspension took effect on November 25, 2024, such that all redemption requests then in the queue, as well as any future redemption requests received while the SRP is fully suspended, will not be processed.
On February 11, 2025, our board of directors reinstated the DRP Offering, such that distributions for the month of January 2025 as well as any distributions declared by our board of directors for any future months will be invested in shares of our common stock for those stockholders that previously elected into our distribution reinvestment plan in such states where our distribution reinvestment plan is able to be offered.
Operating Partnership Redemption Rights
Generally, the limited partners of our Operating Partnership, have the right to cause our Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances that could cause us to lose our REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year.
Additionally, the
Class A-1
Units issued in connection with the Self Administration Transaction are subject to the general restrictions on transfer contained in the Operating Partnership Agreement. The
Class A-1
Units are otherwise entitled to all rights and duties of the Class A limited partnership units in the Operating Partnership, including cash distributions and the allocation of any profits or losses in the Operating Partnership.
Other Contingencies and Commitments
We have severance arrangements which cover certain members of our management team; these provide for severance payments upon certain events, including after a change of control.
See Note 10 – Related Party Transactions related to our debt investments in the Managed REITs and our Sponsor Funding Agreement with SST VI for more information about our contingent obligations under these agreements.
As of December 31, 2024, pursuant to various contractual relationships, we are required to make other non-cancellable
payments in the amounts of approximately $13.1 million, $4.2 million, and $3.9 million during the years ended December 31, 2025, 2026, and 2027, respectively.
From time to time, we are party to legal, regulatory and other proceedings that arise in the ordinary course of our business. In accordance with applicable accounting guidance, management accrues an estimated liability

F-7
1

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

when those matters present loss contingencies that are both probable and reasonably estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. For such proceedings, we are not aware of any for which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition.
Note 13. Declaration of Distributions
On January 31, 2025, our board of directors declared a distribution rate for the month of February 2025 of approximately $0.1841 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on February 28, 2025. Such distributions payable to each stockholder of record will be paid the following month.
On February 26, 2025, our board of directors declared a distribution rate for the month of March 2025 of approximately $0.2038 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on March 31, 2025. Such distributions payable to each stockholder of record will be paid the following month.
Note 14. Subsequent Events
In addition to the subsequent events discussed elsewhere in the notes to the financial statements, the following events occurred subsequent to December 31, 2024:
Distribution Reinvestment Plan
On February 11, 2025, our board of directors reinstated the DRP Offering, such that distributions for the month of January 2025 as well as any distributions declared by our board of directors for any future months will be invested in shares of our common stock for those stockholders that previously elected into our distribution reinvestment plan in such states where our distribution reinvestment plan is able to be offered.
Acquisitions
On January 7, 2025, we purchased a self storage facility located in Hillside, New Jersey (the “Hillside Property”). The purchase price for the Hillside Property was approximately $35.9 million, plus closing costs. Upon acquisition, the property was approximately 89% occupied. This acquisition was funded with proceeds drawn from the 2025 KeyBank Acquisition Facility.
On January 7, 2025, we purchased a self storage facility located in Clifton, New Jersey (the “Clifton Property”). The purchase price for the Clifton Property was approximately $38.6 million, plus closing costs. Upon acquisition, the property was approximately 93% occupied. This acquisition was funded with proceeds drawn from the 2025 KeyBank Acquisition Facility.
On February 20, 2025, we purchased a self storage facility located in Murfreesboro, Tennessee (the “Murfreesboro Property”). The purchase price for the Murfreesboro Property was approximately $7.9 million, plus closing costs. Upon acquisition, the property was approximately 89% occupied.
Other Programs
On January 31, 2025, we launched Strategic Storage Trust X (“SST X”), a private non-traded
self storage REIT structured as a net asset value, or NAV REIT. SmartStop REIT Advisors, LLC, a subsidiary of our TRS, is the sponsor of SST X and the parent company of the advisor and property manager of SST X.

F-7
2

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024, 2023 and 2022

New Net Asset Value and Distribution Reinvestment Plan Price
On March 12, 2025, our board of directors, upon recommendation of our nominating and corporate governance committee, approved an estimated net asset value per share of our common stock of $58.00 for our Class A Shares and Class T Shares based on the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding on a fully diluted basis, calculated as of June 30, 2024.
In connection with the determination of the estimated net asset value per share described above, the Board approved a share price for the purchase of shares under our distribution reinvestment plan equal to the estimated net asset value per share of $58.00 for both Class A Shares and Class T Shares, to be effective for distribution payments being paid beginning in April 2025.

3

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2024
(Amounts in thousands)

				Initial Cost to Company					Gross Carrying Amount at December 31, 2024
Description	ST		Encumbrance (6)	Land	Building and Improvements	Total	Adjustments and Costs to Land, Building and Improvements Subsequent to Acquisition		Land	Building and Improvements	Total (1)	Accumulated Depreciation	Date of Construction	Date Acquired
Morrisville	NC	(4)	$—	$531	$1,891	$2,422	$207		$531	$2,098	$2,629	$819	2004	11/3/2014
Cary	NC	(4)	—	1,064	3,301	4,365	264		1,064	3,566	4,630	1,327	1998/2005/2006	11/3/2014
Raleigh	NC	(4)	—	1,186	2,540	3,726	413		1,186	2,954	4,140	1,330	1999	11/3/2014
Myrtle Beach I	SC		8,491	1,482	4,476	5,958	616		1,482	5,093	6,575	2,023	1998/2005-2007	11/3/2014
Myrtle Beach II	SC		6,736	1,690	3,654	5,344	422		1,690	4,077	5,767	1,649	1999/2006	11/3/2014
Whittier	CA		4,323	2,730	2,917	5,647	869		2,730	3,786	6,516	1,646	1989	2/19/2015
La Verne	CA		2,976	1,950	2,037	3,987	353		1,950	2,391	4,341	1,112	1986	1/23/2015
Santa Ana	CA		4,882	4,890	4,007	8,897	839		4,890	4,846	9,736	2,116	1978	2/5/2015
Upland	CA		3,394	2,950	3,017	5,967	714		2,950	3,732	6,682	1,673	1979	1/29/2015
La Habra	CA		3,440	2,060	2,357	4,417	659		2,060	3,017	5,077	1,231	1981	2/5/2015
Monterey Park	CA		2,417	2,020	2,217	4,237	426		2,020	2,644	4,664	1,027	1987	2/5/2015
Huntington Beach	CA		6,555	5,460	4,857	10,317	584		5,460	5,442	10,902	2,268	1986	2/5/2015
Chico	CA		1,093	400	1,337	1,737	393		400	1,731	2,131	769	1984	1/23/2015
Lancaster	CA		1,581	200	1,517	1,717	555		200	2,073	2,273	1,012	1980	1/29/2015
Riverside	CA		2,185	370	2,327	2,697	795		370	3,123	3,493	1,342	1985	1/23/2015
Fairfield	CA		2,580	730	2,947	3,677	432		730	3,380	4,110	1,337	1984	1/23/2015
Lompoc	CA		2,650	1,000	2,747	3,747	402		1,000	3,150	4,150	1,238	1982	2/5/2015
Santa Rosa	CA		6,881	3,150	6,717	9,867	893		3,150	7,611	10,761	3,109	1979-1981	1/29/2015
Vallejo	CA	(4)	—	990	3,947	4,937	568		990	4,516	5,506	1,768	1981	1/29/2015
Federal Heights	CO		2,232	1,100	3,347	4,447	428		1,100	3,776	4,876	1,777	1983	1/29/2015
Aurora	CO		4,510	810	5,907	6,717	1,030		810	6,938	7,748	2,878	1984	2/5/2015
Littleton	CO		2,046	1,680	2,457	4,137	395		1,680	2,852	4,532	1,235	1985	1/23/2015
Bloomingdale	IL		2,232	810	3,857	4,667	552		810	4,410	5,220	1,771	1987	2/19/2015
Crestwood	IL		1,534	250	2,097	2,347	438		250	2,536	2,786	1,111	1987	1/23/2015
Forestville	MD		3,254	1,940	4,347	6,287	1,181		1,940	5,529	7,469	2,676	1988	1/23/2015
Warren I	MI		1,836	230	2,967	3,197	705		230	3,673	3,903	1,535	1996	5/8/2015
Sterling Heights	MI		2,162	250	3,287	3,537	1,003		250	4,291	4,541	1,705	1977	5/21/2015
Troy	MI		3,208	240	4,177	4,417	523		240	4,701	4,941	1,886	1988	5/8/2015
Warren II	MI		2,115	240	3,067	3,307	772		240	3,840	4,080	1,626	1987	5/8/2015
Beverly	NJ		1,302	400	1,697	2,097	472		400	2,169	2,569	835	1988	5/28/2015
Everett	WA		2,557	2,010	2,957	4,967	862		2,010	3,819	5,829	1,529	1986	2/5/2015
Foley	AL		3,882	1,839	5,717	7,556	1,194		1,839	6,912	8,751	2,674	1985/1996/2006	9/11/2015
Tampa	FL		1,534	718	2,257	2,975	733		718	2,992	3,710	1,135	1985	11/3/2015
Boynton Beach	FL		7,671	1,983	15,233	17,216	618		1,983	15,852	17,835	4,389	2004	1/7/2016
Lancaster II	CA		2,209	670	3,711	4,381	413		670	4,125	4,795	1,472	1991	1/11/2016
Milton (2)	ONT		7,834	1,453	7,930	9,383	85	(3)	1,405	8,064	9,469	2,294	2006	2/11/2016
Burlington I (2)	ONT		9,817	3,293	10,279	13,572	209	(3)	3,184	10,597	13,781	3,002	2011	2/11/2016
Oakville I (2)	ONT		11,844	2,655	13,072	15,727	3,765	(3)	2,567	16,927	19,494	4,341	2016	2/11/2016
Oakville II (2)	ONT		10,128	2,983	9,346	12,329	(408)	(3)	2,805	9,117	11,922	2,712	2004	2/29/2016
Burlington II (2)	ONT		6,402	2,944	5,126	8,070	(215)	(3)	2,768	5,087	7,855	1,513	2008	2/29/2016
Xenia	OH	(4)	—	275	2,665	2,940	185		275	2,850	3,125	1,031	2003	4/20/2016
Sidney	OH	(4)	—	255	1,806	2,061	243		255	2,050	2,305	1,064	2003	4/20/2016
Troy	OH	(4)	—	151	2,596	2,747	3,039		151	5,636	5,787	1,169	2003	4/20/2016
Greenville	OH	(4)	—	83	1,909	1,992	1,121		83	3,031	3,114	789	2003	4/20/2016

				Initial Cost to Company					Gross Carrying Amount at December 31, 2024
Description	ST		Encumbrance (6)	Land	Building and Improvements	Total	Adjustments and Costs to Land, Building and Improvements Subsequent to Acquisition		Land	Building and Improvements	Total (1)	Accumulated Depreciation	Date of Construction	Date Acquired
Washington Court House	OH	(4)	—	255	1,882	2,137	214		255	2,097	2,352	774	2003	4/20/2016
Richmond	IN	(4)	—	223	2,944	3,167	333		223	3,279	3,502	1,214	2003	4/20/2016
Connersville	IN	(4)	—	156	1,652	1,808	158		156	1,811	1,967	682	2003	4/20/2016
Port St. Lucie I	FL	(4)	—	2,590	6,340	8,930	318		2,590	6,658	9,248	2,091	1999	4/29/2016
Sacramento	CA	(4)	—	1,205	6,617	7,822	385		991	7,217	8,208	2,081	2006	5/9/2016
Oakland	CA	(4)	—	5,711	6,902	12,613	399		5,711	7,302	13,013	2,118	1979	5/18/2016
Concord	CA	(4)	—	19,090	17,203	36,293	1,258		19,090	18,462	37,552	5,448	1988/1998	5/18/2016
Pompano Beach	FL		8,205	3,948	16,656	20,604	388		3,948	17,045	20,993	4,454	1979	6/1/2016
Lake Worth	FL		9,910	12,108	10,804	22,912	(292)		12,108	10,513	22,621	3,914	1998/2003	6/1/2016
Jupiter	FL		11,104	16,030	10,557	26,587	491		16,030	11,049	27,079	3,342	1992/2012	6/1/2016
Royal Palm Beach	FL		9,316	11,425	13,275	24,700	397		11,425	13,674	25,099	4,634	2001/2003	6/1/2016
Port St. Lucie II	FL		6,897	5,131	8,410	13,541	468		5,131	8,879	14,010	2,873	2002	6/1/2016
Wellington	FL	(4)	—	10,234	11,663	21,897	393		10,234	12,057	22,291	3,393	2005	6/1/2016
Doral	FL	(4)	—	11,336	11,485	22,821	456		11,336	11,942	23,278	3,447	1998	6/1/2016
Plantation	FL		15,267	12,989	19,225	32,214	877		12,989	20,103	33,092	5,658	2002/2012	6/1/2016
Naples	FL	(4)	—	11,789	12,771	24,560	457		11,789	13,229	25,018	3,664	2002	6/1/2016
Delray	FL		11,379	17,097	12,984	30,081	464		17,097	13,449	30,546	3,861	2003	6/1/2016
Baltimore	MD	(4)	—	3,898	22,428	26,326	768		3,898	23,197	27,095	6,833	1990/2014	6/1/2016
Sonoma	CA		6,795	3,468	3,680	7,148	234		3,468	3,915	7,383	1,232	1984	6/14/2016
Las Vegas I	NV		11,159	2,391	11,118	13,509	383		2,391	11,502	13,893	3,035	2002	7/28/2016
Las Vegas II	NV		11,208	3,840	9,917	13,757	373		3,840	10,291	14,131	2,978	2000	9/23/2016
Las Vegas III	NV		8,474	2,566	6,339	8,905	509		2,566	6,849	9,415	2,032	1989	9/27/2016
Asheville I	NC	(4)	—	3,620	11,174	14,794	604		3,620	11,778	15,398	3,470	1988/2005/2015	12/30/2016
Asheville II	NC	(4)	—	1,765	3,107	4,872	281		1,765	3,389	5,154	1,066	1984	12/30/2016
Hendersonville I	NC	(4)	—	1,082	3,441	4,523	(455)		1,082	2,987	4,069	1,088	1982	12/30/2016
Asheville III	NC	(4)	—	5,097	4,620	9,717	314		5,097	4,935	10,032	1,620	1991/2002	12/30/2016
Arden	NC	(4)	—	1,790	10,266	12,056	596		1,790	10,863	12,653	2,891	1973	12/30/2016
Asheville IV	N C	(4)	—	4,558	4,455	9,013	321		4,558	4,777	9,335	1,587	1985/1986/2005	12/30/2016
Asheville V	NC	(4)	—	2,415	7,826	10,241	463		2,415	8,290	10,705	2,449	1978/2009/2014	12/30/2016
Asheville VI	NC	(4)	—	1,306	5,121	6,427	296		1,306	5,419	6,725	1,509	2004	12/30/2016
Asheville VIII (5)	NC	(4)	—	1,765	6,163	7,928	(6,163)		1,765	—	1,765	—	1968/2002	12/30/2016
Hendersonville II	NC	(4)	—	2,598	5,037	7,635	357		2,598	5,396	7,994	1,881	1989/2003	12/30/2016
Asheville VII	NC	(4)	—	782	2,140	2,922	114		782	2,254	3,036	711	1999	12/30/2016
Sweeten Creek Land	NC		—	348	—	348	—		348	—	348	—	N/A	12/30/2016
Highland Center Land	NC		—	50	—	50	—		50	—	50	—	N/A	12/30/2016
Aurora II	CO	(4)	—	1,585	8,196	9,781	169		1,585	8,367	9,952	2,629	2012	1/11/2017
Dufferin (2)	ONT		17,111	6,259	16,287	22,546	322	(3)	6,169	16,700	22,869	4,332	2015	2/1/2017
Mavis (2)	ONT		13,131	4,657	14,494	19,151	71	(3)	4,591	14,632	19,223	3,735	2013	2/1/2017
Brewster (2)	ONT		9,670	4,136	9,527	13,663	7	(3)	4,077	9,595	13,672	2,519	2013	2/1/2017
Granite (2)	ONT		8,858	3,126	8,701	11,827	27	(3)	3,082	8,774	11,856	2,177	1998/2016	2/1/2017
Centennial (2)	ONT		7,537	1,715	11,429	13,144	(104)	(3)	1,690	11,350	13,040	2,737	2016/2017	2/1/2017
Ft. Pierce	FL		8,765	1,153	12,398	13,551	523		1,153	12,923	14,076	2,422	2008	1/24/2019
Russell Blvd, Las Vegas II	NV	(4)	—	3,434	15,449	18,883	874		3,510	16,249	19,759	3,772	1996	1/24/2019
Jones Blvd, Las Vegas I	NV	(4)	—	1,975	12,565	14,540	271		1,975	12,837	14,812	2,399	1999	1/24/2019
Airport Rd, Colorado Springs	CO	(4)	—	870	7,878	8,748	366		870	8,244	9,114	1,666	1983	1/24/2019
Riverside	CA	(4)	—	1,260	6,996	8,256	527		1,260	7,523	8,783	1,595	1980	1/24/2019

				Initial Cost to Company					Gross Carrying Amount at December 31, 2024
Description	ST		Encumbrance (6)	Land	Building and Improvements	Total	Adjustments and Costs to Land, Building and Improvements Subsequent to Acquisition		Land	Building and Improvements	Total (1)	Accumulated Depreciation	Date of Construction	Date Acquired
Stockton	CA	(4)	—	784	7,706	8,490	247		784	7,955	8,739	1,639	1984	1/24/2019
Azusa	CA	(4)	—	4,385	9,154	13,539	247		4,385	9,400	13,785	1,836	1986	1/24/2019
Romeoville	IL	(4)	—	965	5,755	6,720	377		965	6,133	7,098	1,359	1986	1/24/2019
Elgin	IL	(4)	—	1,162	2,895	4,057	201		1,162	3,096	4,258	858	1986	1/24/2019
San Antonio I	TX	(4)	—	1,603	9,196	10,799	221		1,603	9,417	11,020	1,865	1998	1/24/2019
Kingwood	TX	(4)	—	1,016	9,359	10,375	380		1,016	9,738	10,754	1,990	2001	1/24/2019
Aurora III	CO	(4)	—	1,678	5,958	7,636	138		1,678	6,096	7,774	1,592	2015	1/24/2019
Stoney Creek I (2)	ONT		8,144	2,363	8,154	10,517	(638)	(3)	2,195	7,684	9,879	1,555	N/A	1/24/2019
Torbarrie (2)	ONT		7,836	2,714	5,263	7,977	7,047	(3)	2,521	12,504	15,025	2,279	1980	1/24/2019
Baseline	AZ	(4)	—	1,307	11,385	12,692	244		1,307	11,629	12,936	2,375	2016	1/24/2019
3173 Sweeten Creek Rd, Asheville	NC	(4)	—	1,036	8,765	9,801	1,235		1,036	9,999	11,035	1,864	1982	1/24/2019
Elk Grove	IL	(4)	—	2,384	6,000	8,384	1,496		2,384	7,496	9,880	1,437	2016	1/24/2019
Garden Grove	CA	(4)	—	8,076	13,152	21,228	319		8,076	13,472	21,548	2,673	2017	1/24/2019
Deaverview Rd, Asheville	NC	(4)	—	1,449	4,412	5,861	330		1,449	4,742	6,191	1,080	1992	1/24/2019
Highland Center Blvd, Asheville	NC	(4)	—	1,764	4,823	6,587	322		1,764	5,145	6,909	1,136	1994	1/24/2019
Sarasota	FL	(4)	—	1,084	7,360	8,444	342		1,084	7,702	8,786	1,456	2017	1/24/2019
Mount Pleasant	SC	(4)	—	1,055	5,679	6,734	143		1,055	5,821	6,876	1,102	2016	1/24/2019
Nantucket	MA		20,207	5,855	33,211	39,066	238		5,855	33,448	39,303	6,060	2002	1/24/2019
Pembroke Pines	FL	(4)	—	3,147	14,296	17,443	161		3,147	14,457	17,604	2,784	2018	1/24/2019
Riverview	FL	(4)	—	1,593	7,102	8,695	3,375		2,406	9,665	12,071	1,816	2018	1/24/2019
Eastlake	CA	(4)	—	2,120	15,418	17,538	179		2,120	15,597	17,717	2,769	2018	1/24/2019
McKinney	TX	(4)	—	2,177	9,321	11,498	270		2,102	9,666	11,768	1,837	2016	1/24/2019
Hualapai Way, Las Vegas	NV	(4)	—	743	9,019	9,762	113		743	9,132	9,875	1,728	2018	1/24/2019
Gilbert	AZ	(4)	—	1,380	9,021	10,401	386		1,038	9,749	10,787	1,759	2019	7/11/2019
Industrial, Jensen Beach	FL		4,009	894	6,969	7,863	46		894	7,016	7,910	888	1979	3/17/2021
Emmett F Lowry Expy, Texas City	TX		5,112	940	8,643	9,583	247		940	8,890	9,830	1,114	2010	3/17/2021
Van Buren Blvd, Riverside II	CA		3,510	2,308	7,393	9,701	282		2,308	7,676	9,984	919	1984	3/17/2021
Las Vegas Blvd, Las Vegas	NV		5,413	923	11,036	11,959	126		923	11,161	12,084	1,269	1996	3/17/2021
Goodlette Rd, Naples	FL	(4)	—	2,468	18,647	21,115	631		2,468	19,278	21,746	2,215	2001	3/17/2021
Centennial Pkwy, LV II	NV		7,118	1,397	15,194	16,591	74		1,397	15,267	16,664	1,798	2006	3/17/2021
Texas Ave, College Station	TX	(4)	—	3,530	5,584	9,114	217		3,530	5,800	9,330	809	2004	3/17/2021
Meridian Ave, Puyallup	WA		6,616	5,748	9,884	15,632	254		5,748	10,138	15,886	1,417	1990	3/17/2021
Westheimer Pkwy, Katy	TX	(4)	—	1,213	6,424	7,637	40		1,213	6,464	7,677	773	2003	3/17/2021
FM 1488, The Woodlands II	TX	(4)	—	1,946	8,906	10,852	113		1,946	9,019	10,965	1,136	2007	3/17/2021
Hwy 290, Cypress	TX	(4)	—	2,832	5,260	8,092	133		2,832	5,393	8,225	732	2002	3/17/2021
Lake Houston Pkwy, Humble	TX	(4)	—	2,476	6,539	9,015	111		2,476	6,651	9,127	966	2004	3/17/2021
Gosling Rd, The Woodlands	TX	(4)	—	1,249	7,314	8,563	113		1,249	7,427	8,676	931	2002	3/17/2021
Queenston Blvd, Houston	TX	(4)	—	778	5,242	6,020	334		778	5,577	6,355	723	2007	3/17/2021
Jim Johnson Rd, Plant City	FL		8,722	1,177	20,046	21,223	208		1,177	20,254	21,431	2,869	2004	3/17/2021
Frelinghuysen Ave, Newark	NJ	(4)	—	10,701	24,755	35,456	2,000		10,701	26,754	37,455	3,370	1931	3/17/2021
Redmond Fall City Rd, Redmond	WA	(4)	—	3,875	7,061	10,936	111		3,875	7,172	11,047	966	1997	3/17/2021

				Initial Cost to Company					Gross Carrying Amount at December 31, 2024
Description	ST		Encumbrance (6)	Land	Building and Improvements	Total	Adjustments and Costs to Land, Building and Improvements Subsequent to Acquisition		Land	Building and Improvements	Total (1)	Accumulated Depreciation	Date of Construction	Date Acquired
Greenway Rd, Surprise	AZ	(4)	—	1,340	7,588	8,928	93		1,340	7,681	9,021	949	2019	3/17/2021
Marshall Farms Rd, Ocoee	FL	(4)	—	1,253	10,931	12,184	291		1,252	11,223	12,475	1,284	2019	3/17/2021
Ardrey Kell Rd, Charlotte	NC	(4)	—	1,316	15,140	16,456	—		1,315	15,140	16,455	1,738	2018	3/17/2021
University City Blvd, Charlotte II	NC	(4)	—	1,135	11,302	12,437	37		1,134	11,338	12,472	1,333	2017	3/17/2021
Hydraulic Rd, Charlottesville	VA	(4)	—	1,846	16,268	18,114	215		1,846	16,484	18,330	1,856	2017	3/17/2021
Metcalf St, Escondido	CA	(4)	—	1,019	18,019	19,038	193		1,019	18,213	19,232	2,022	2019	3/17/2021
Tamiami Trail, Punta Gorda	FL	(4)	—	2,035	15,765	17,800	264		2,035	16,029	18,064	1,883	1992	3/17/2021
Iroquois Shore Rd, Oakville (2)	ONT		9,641	1,423	18,638	20,061	(2,508)	(3)	1,239	16,314	17,553	1,774	2020	4/16/2021
Van Buren Blvd, Riverside III	CA	(4)	—	3,705	6,512	10,217	262		3,705	6,774	10,479	957	1996	5/27/2021
Alameda Pkwy, Lakewood	CO	(4)	—	2,134	14,751	16,885	524		2,134	15,275	17,409	1,574	1998	10/19/2021
Algonquin Rd, Algonquin	IL	(4)	—	717	17,439	18,156	693		717	18,132	18,849	1,734	1987	2/8/2022
Pell Circle, Sacramento	CA	(4)	—	1,797	22,829	24,626	326		1,797	23,155	24,952	2,053	1981	5/10/2022
St Johns Commons Rd, St Johns	FL	(4)	—	1,099	14,432	15,531	178		1,099	14,611	15,710	1,163	2017	5/17/2022
Mills Station Rd, Sacramento	CA	(4)	—	2,686	13,075	15,761	57		2,686	13,132	15,818	1,158	1979	6/1/2022
Capitol Dr, Milwaukee	WI	(4)	—	543	9,133	9,676	193		543	9,326	9,869	767	1941	6/1/2022
Happy Valley Rd, Phoenix	AZ	(4)	—	1,311	16,909	18,220	21		1,311	16,930	18,241	1,342	2018	6/1/2022
West Rd, Houston	TX	(4)	—	1,066	11,782	12,848	237		1,066	12,020	13,086	992	1996	6/1/2022
Bothell Everett, Mill Creek	WA	(4)	—	4,814	28,675	33,489	381		4,814	29,056	33,870	2,663	2003	6/1/2022
NE 12th Ave, Homestead	FL	(4)	—	1,607	32,910	34,517	62		1,607	32,971	34,578	2,525	2019	6/1/2022
Durango Dr, Las Vegas	NV	(4)	—	2,675	26,985	29,660	16		2,675	27,001	29,676	2,092	2019	6/1/2022
State Rd 54, Lutz	FL	(4)	—	1,897	23,290	25,187	128		1,897	23,418	25,315	1,883	2020	6/1/2022
34th St N, St. Petersburg	FL	(4)	—	2,355	26,031	28,386	177		2,355	26,208	28,563	1,993	2019	6/1/2022
93rd Ave SW, Olympia	WA	(4)	—	2,159	18,459	20,618	106		2,159	18,564	20,723	1,582	2006	6/1/2022
Aurora IV	CO	(4)	—	1,223	10,445	11,668	180		1,223	10,626	11,849	874	2018	6/28/2022

				Initial Cost to Company				Gross Carrying Amount at December 31, 2024
Description	ST		Encumbrance (6)	Land	Building and Improvements	Total	Adjustments and Costs to Land, Building and Improvements Subsequent to Acquisition	Land	Building and Improvements	Total (1)	Accumulated Depreciation	Date of Construction	Date Acquired
Walnut Grove Ave, San Gabriel	CA	(4)	—	9,449	14,265	23,714	68	9,449	14,333	23,782	537	2023	7/13/2023
Colorado Springs II (Boychuk Ave)	CO	(4)	—	2,795	7,047	9,842	218	2,795	7,264	10,059	219	2002	4/11/2024
SpartanBurg	SC	(4)	—	1,613	11,217	12,830	94	1,613	11,311	12,924	160	2020	7/16/2024
Miami	FL	(4)	—	3,855	26,553	30,408	—	3,855	26,553	30,408	209	2023	9/24/2024
Nantucket II	MA		10,642	4,330	4,909	9,239	—	4,330	4,909	9,239	17	2016	11/20/2024
Aurora V	CO		17,756	2,509	11,558	14,067	—	2,509	11,558	14,067	21	2019	12/11/2024
San Jose	CA		21,845	3,497	15,580	19,077	6	3,497	15,586	19,083	16	2000	12/19/2024
Washington, DC	DC		21,957	3,362	14,236	17,598	—	3,362	14,236	17,598	14	2019	12/19/2024
Ladera Ranch	CA		70,000	30,936	36,561	67,497	—	30,936	36,561	67,497	35	2003	12/20/2024
Corporate Office	CA		3,736	975	5,525	6,500	714	975	6,239	7,214	1,011	2018	1/24/2019

			$557,543	$481,712	$1,544,803	$2,026,515	$64,598	$480,539	$1,610,657	$2,091,196	$305,132

(1)	The aggregate cost of real estate for United States federal income tax purposes is approximately $2,109 million.
(2)	This property is located in Ontario, Canada.
(3)	The change in cost at these self storage facilities are the net of the impact of foreign exchange rate changes and any actual additions.
(4)
The equity interest in these wholly-owned subsidiaries that directly own these unencumbered real estate assets comprise the borrowing base of the Credit Facility and the 2032 Private Placement Notes, and such equity interests were pledged as of December 31, 2024 for the benefit of the lenders thereunder. The outstanding principal balance of the Credit Facility and the 2032 Private Placement Notes was approximately $614.8 million and $150.0 million, respectively, as of December 31, 2024.

(5)
Amounts for this property’s building and improvements, and accumulated depreciation reflect the write down of the carrying value of approximately $6.5 million and $1.9 million, respectively, due to a casualty loss sustained at the property. Please see Note 3 – Real Estate of the Notes to the Consolidated Financial Statements for additional detail.

(6)
Unless otherwise stated, such amount represents an allocation of the outstanding principal balance as of December 31, 2024 of the loan encumbering each property. Such property along with certain other properties serve as collateral for the respective loan on a joint and several basis. As such, the allocation amongst each property encumbering the loan was determined by allocating the loan balance, based upon the proportional historical appraised values, as applicable, as utilized by the lender at the inception of the loan.

Activity in real estate facilities during 2024, 2023, and 2022 was as follows:

	2024	2023	2022
Real estate facilities
Balance at beginning of year	$1,924,746	$1,887,206	$1,593,624
Facility acquisitions	180,559	23,697	298,342
Casualty loss	(6,541)
Impact of foreign exchange rate changes and other	(16,374)	4,342	(12,984)
Improvements and additions	8,806	9,501	8,224

Balance at end of year	$2,091,196	$1,924,746	$1,887,206

Accumulated depreciation
Balance at beginning of year	$(255,844)	$(202,683)	$(155,927)
Casualty loss	1,913	—	—
Depreciation expense	(53,975)	(52,620)	(48,400)
Impact of foreign exchange rate changes and other	2,774	(541)	1,644

Balance at end of year	$(305,132)	$(255,844)	$(202,683)

Construction in process
Balance at beginning of year	$5,977	$4,491	$1,799
Net additions and assets placed into service	3,526	1,486	2,692

Balance at end of year	$9,503	$5,977	$4,491

Real estate facilities, net	$1,795,567	$1,674,879	$1,689,014